UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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WABASH NATIONAL CORPORATION
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Letter from the President and Chief Executive Officer

Dear Stockholders,

In 2025, Wabash continued executing our long-term strategy while navigating a difficult cyclical freight and equipment market. Our resilient business model, disciplined operations and focused capital allocation enabled us to continue our strategic journey.

Our Upfit and Parts & Services segment provided stability and reinforced our expansion across the first-to-final mile transportation value chain. Parts & Services remains a key driver of recurring revenue growth, customer lifecycle engagement and long-term value creation.

We also continued investing in commercial capabilities, enhancing strategic account engagement, data-driven market intelligence, dealer and channel enablement and lifecycle customer experience. These investments strengthen our ability to capture targeted growth opportunities and deepen customer partnerships, while positioning us to accelerate performance as market demand improves.

Innovation, ecosystem partnerships and manufacturing productivity investments remain central to our competitive differentiation. At the same time, we maintained strong capital discipline, supply chain resilience and domestic production capabilities to support long-term growth and operational performance.

Our performance ultimately reflects the strength of our people and our culture. Across Wabash, our team continues to operate with accountability, discipline and a commitment to continuous improvement. Their focus on safety, quality, operational excellence and customer success is the foundation of our resilience and long-term value creation.

Looking ahead to 2026, we expect to continue executing our customer-focused strategy, expanding aftermarket parts revenue and customer support related services. We remain focused on strengthening our commercial effectiveness, leading with operational excellence and driving differentiated product innovation to assist customers navigating evolving freight, regulatory and technology transitions.

We remain confident in the long-term fundamentals of the transportation and logistics markets we serve. Wabash is positioned to outperform over the course of a pending freight market upswing through focused execution, aftermarket and upfit growth, differentiated technology and strengthened commercial execution.

On behalf of our leadership team, thank you to our employees, customers, partners and stockholders for your continued trust and support.

With appreciation,

Brent L. Yeagy

President and Chief Executive Officer

WABASH NATIONAL CORPORATION

3900 McCarty Lane

Lafayette, Indiana 47905

Notice of Annual Meeting of Stockholders

When: Wednesday, May 13, 2026, at 10:00 a.m. Eastern time	Items of Business: 3 proposals as listed below Date of Mailing: The date of mailing of this Proxy Statement or Notice of Internet Availability is on or about March 31, 2026.	Who Can Vote: Stockholders of each share of common stock at the close of business on March 16, 2026.

Attending the Meeting:

The 2026 Annual Meeting of Stockholders will be held in a virtual meeting (via live audio webcast) format only. You will not be able to attend the 2026 Annual Meeting of Stockholders physically. You or your proxyholder may participate, vote, and examine our stockholder list at the 2026 Annual Meeting of Stockholders by visiting www.virtualshareholder meeting.com/WNC2026 and using your control number found on your proxy card.

Items of Business:

1.	To elect nine members of the Board of Directors from the nominees named in the accompanying proxy statement;

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2026; and

To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is currently not aware of any other business to come before the Annual Meeting.

Each outstanding share of Wabash National Corporation (NYSE: WNC) Common Stock entitles the holder of record at the close of business on March 16, 2026 to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Shares of our Common Stock can be voted at the Annual Meeting only if the holder is present by virtual presence online or by valid proxy. Management cordially invites you to attend the Annual Meeting by virtual presence online.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 13, 2026:

The Proxy Statement, Annual Report and the means to vote by internet are available at http://www.proxyvote.com.

By Order of the Board of Directors,

M. Kristin Glazner

Senior Vice President, Chief Administrative Officer,

Corporate Secretary

March 31, 2026

Whether or not you expect to attend by virtual presence online, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares by signing, dating and returning the proxy card mailed with your notice, or by voting via the internet or by telephone, will save us the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed with your proxy card. Submitting your proxy now will not prevent you from voting your shares at the meeting by virtual presence online if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

2026 Annual Meeting of Stockholders on May 13, 2026

Proxy Statement

WABASH NATIONAL CORPORATION	2026 Proxy Statement	i

WABASH NATIONAL CORPORATION 3900 McCarty Lane Lafayette, Indiana 47905 Proxy Statement Summary

To assist you in reviewing the proposals that may be acted upon at our 2026 Annual Meeting, the summary below highlights certain information that is contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders

Date and Time:	10:00 a.m. Eastern time on Wednesday, May 13, 2026

Virtual Meeting Site:	www.virtualshareholdermeeting.com/WNC2026

Record Date:	March 16, 2026

Voting:	Stockholders as of the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Company Overview

Wabash National Corporation, which we refer to herein as “Wabash,” the “Company,” “us,” “we,” or “our,” is Changing How the World Reaches You®. Wabash was founded in 1985 and incorporated as a corporation in Delaware in 1991, with its principal executive offices in Lafayette, Indiana, as a dry van trailer manufacturer. Today we combine physical and digital technologies to deliver innovative, end-to-end solutions that optimize supply chains across transportation, logistics, and infrastructure markets.

To that end, we design, manufacture and service a diverse range of products supporting first-to-final mile operations, including dry freight and refrigerated trailers, platform trailers, tank trailers, dry, platform, and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions and specialty food grade processing equipment. In addition, through Wabash Hub, dealers and customers gain access to a nationwide parts and service network, Trailers as a Service (TaaS)SM, and advanced tools designed to streamline operations and drive growth. We have achieved this diversification through acquisitions, organic growth, and product innovation.

We believe our position as a leader in our key industries is the result of longstanding relationships with our core customers, our demonstrated ability to attract new customers, our broad and innovative product lines, our engineering leadership, and our extensive dealer and preferred partner network. More importantly, we believe our leadership position is indicative of the Values and Leadership Principles that guide our actions.

At Wabash, it’s our focus on people, purpose, and performance that drives us to do better. Our Purpose is to change how the world reaches you; our Vision is to be a premier provider of diverse solutions that optimize customers’ end-to-end supply chains across transportation, logistics, and infrastructure markets and our Mission is to transform Wabash into a dynamic growth organization by merging physical products and digital technology to seamlessly serve our customers through a connected ecosystem of partners.

Our Values are the qualities that govern our critical leadership behaviors and accelerate our progress.

•	Be Curious: We will make bold choices and encourage creativity, collaboration and risk-taking to turn breakthrough ideas into reality.

•	Have a Growth Mindset: We will be resilient and capable of the change required to succeed in a world that does not stand still.

•	Create Remarkable Teams: We will create a workplace culture that allows individuals to be their best in order to retain and attract talent from diverse industries, geographies and backgrounds.

WABASH NATIONAL CORPORATION	2026 Proxy Statement	1

Proxy Statement Summary

Our Leadership Principles are the behaviors that provide definition to our actions and bring our values to life.

•	Embrace Diversity and Inclusion: We solicit and respect the input of others, celebrate our differences and strive for transparency and inclusiveness.

•	Seek to Listen: We listen to our customers, partners, and each other to reach the best solutions and make the strongest decisions.

•	Always Learn: To model a growth mindset, we continue learning through every stage of our careers. We do not quit and we are not satisfied with the status quo.

•	Be Authentic: Employees who thrive at Wabash are honest, have incredible energy and demonstrate grit in everything they do.

•	Win Together: We collaborate, seek alignment and excel at cross-group communication to succeed as one team and One Wabash.

Corporate Responsibility and Governance Highlights

At Wabash, it’s our focus on people, purpose and performance that drives us to do better so we can continue Changing How the World Reaches You®. We believe that our Leadership Principles, as set forth above, create a workplace culture in which our colleagues can share their talents and perspectives and are empowered to make a difference for our customers, for each other, for our communities and for our environment. Wabash is committed to growing its business in a sustainable and socially responsible manner. We support the passions and interests of our employees and empower them to be a positive influence in the world. We are proud to provide many opportunities to be good neighbors by volunteering time and talent to support the causes that matter most to our employees. We publicly disclosed substantial information about our business in our Corporate Responsibility Report, available on the Governance/Corporate Responsibility page of the Investor Relations section of our website at ir.onewabash.com, which details our commitments, programs and progress on a variety of topics, including our products and supply chain, sustainability and environmental impact, diversity and inclusion, workplace safety, ethics and compliance, risk management and governance. We have mapped our disclosures on environmental, social and governance topics to metrics outlined by the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD) in our SASB and TCFD Indices, included in our Corporate Responsibility Report. The Corporate Responsibility Report is not incorporated herein by reference or otherwise. Below are some of the highlights of our focus and commitment:

Board Nominee Diversity	Executive Team Diversity

2	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

Diversity and Inclusion. We are committed to supporting an inclusive and respectful culture. We believe that diversity of background and experience fosters perspectives that generate superior ideas, leadership and stakeholder considerations to enhance business decisions.

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Recognizing, valuing, and fully leveraging our different perspectives and backgrounds to achieve our business goals demonstrate our inclusive culture and are part of our Leadership Principles (“Embrace Diversity and Inclusion”).

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The Nominating, Corporate Governance and Sustainability Committee actively considers diversity in its evaluation of Board composition.

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2 out of 9 of our director nominees are female (22%), including the current chair of the Nominating, Corporate Governance and Sustainability Committee, and 2 others are ethnically diverse (22%).

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We desire diversity and inclusion to achieve our targeted business results and fulfill our vision of being a premier provider of solutions that optimize customers’ end-to-end supply chains across transportation, logistics and infrastructure markets. We seek to attract the best talent and engage them fully.

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We place special focus on preventing pay imbalances.

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In 2025, 53% of our total US hourly hires were women and/or minorities, and 44% of total US salaried hires in 2025 were women and/or minorities.

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We work to promote diversity through our supply chain. Before we add any significant vendor to our supply chain, we complete an assessment, including a form that captures information about the vendor’s diversity profile and screens for any potential conflict of interest.

Employee Engagement. We define engagement as a deep connection and sense of purpose at work that creates extra energy and commitment. Our goal is to engineer a winning culture that is designed to execute Wabash’s strategic plan.

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Over the long-term, we seek better outcomes from having a highly engaged and values-aligned workforce, including higher retention, higher productivity, better customer satisfaction, better quality, and better safety.

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We provide all employees with the opportunity to share their opinions and feedback on our culture through a voluntary annual employee engagement assessment where all employees are encouraged to participate.

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Results are measured and analyzed to enhance the employee experience, promote employee retention, drive positive change, and leverage the overall success of our organization.

Community Involvement. Wabash is committed to continuing its mission to positively impact the world,

and we will continue to drive initiatives to give back and deliver purposeful improvements in our communities.

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Wabash’s community impact program combines volunteer work with financial support to make a meaningful, long-lasting impact in our communities. We actively partner with nonprofit organizations on projects to donate time, materials and financial resources to support our communities where we live and work.

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We believe that enriching the lives of those around us is a powerful investment in our future. The Wabash community impact initiatives target support to programs under three key pillars: youth advocacy, veteran and military family and food insecurity.

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In 2025, Wabash elevated its commitment to strengthening communities nationwide through a powerful combination of volunteerism, in kind support, and strategic financial investment. This year marked a

WABASH NATIONAL CORPORATION	2026 Proxy Statement	3

Proxy Statement Summary

transformational leap forward with the launch of the Wabash Community Connect (WCC) Portal — a digital platform designed to inspire belonging, purpose, and employee-driven impact.

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We empowered hundreds of employees using the WCC to engage directly with nonprofits, fueling an extraordinary $468,397 in charitable support and driving meaningful change across our core pillars: youth advocacy, veterans and military families, and food insecurity. Nearly 100 nonprofit organizations benefited from these efforts, chosen intentionally by Wabash teams to reflect the causes that matter most in their communities.

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Wabash employees also dedicated an impressive 6,305 volunteer hours in 2025, serving food banks, youth programs, veteran services, environmental initiatives, animal shelters, and more. More than 50 volunteer events brought employees together, while 100% senior leadership participation in Day of Giving set the tone for a culture of service. We are creating remarkable teams, strengthening our inclusive culture, and driving meaningful, lasting changes in the communities we serve.

Environmental Sustainability. We are resilient and capable of the change required to succeed in a world that does not stand still, including with respect to environmental sustainability and climate change.

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We measure and compare our energy management metrics, including greenhouse gas emissions and overall energy use, on a yearly basis. Our current metrics and comparisons are disclosed in our Corporate Responsibility Report.

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We currently maintain an ISO 14001 registration of the Environmental Management System at four facilities, which include our Lafayette, Indiana; Cadiz, Kentucky; San José Iturbide, Mexico; and Harrison, Arkansas locations.

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Our products are generally designed to be fuel efficient and reduce emissions by reducing weight, improving aerodynamics, and improving thermal efficiency.

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In 2019, we introduced our DuraPlate® Cell Core technology, which delivers a 300-pound-lighter weight trailer compared to traditional designs, without compromising durability.

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Our refrigerated offerings now include EcoNexTM Technology, which is under our AcuthermTM portfolio of solutions designed for intelligent thermal management. EcoNexTM Technology provides up to 25% improvement in thermal performance and up to 200 lbs in weight savings over Wabash’s conventional refrigerated truck body. This translates into lower lifetime operational costs and more conscious use of resources.

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We configure and install telematics systems, providing real-time monitoring and analysis of performance and environmental data and allowing drivers to increase performance, reduce maintenance and prolong equipment life.

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By sourcing post-consumer resin to manufacture our DuraPlate® panels, we have diverted more than 1 billion plastic bottles from landfills.

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All Wabash facilities use energy-efficient lighting.

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Our manufacturing operations use pulse welders, which produce the same high-quality result as traditional welders but require only one-third of the energy to run.

4	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

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With the implementation of an Environmental, Occupational Health, Safety and Security software platform, we have improved tracking of our recycling and waste reduction efforts. In 2025, Wabash’s recycling program and use of recycled materials saved 4.94 cubic yards of landfill airspace per new unit shipped, 1,213 kilowatt-hours of electricity per new unit shipped, 0.61 mature trees per new unit shipped and 1.23 metric tons of greenhouse gas emissions per new unit shipped.

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We help customers extend the useful life of their equipment with repair services, limiting the amount of raw materials needed to produce new machinery.

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We leverage partnerships with government entities and industry associations to develop efficient, effective and practical solutions to problems facing the manufacturing and transportation segments.

Affiliationsinclude:

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Government and Regulatory Bodies:

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California Air Resources Board (CARB)

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U.S. Department of Transportation (DOT)

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Environmental Protection Agency (EPA)

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National Highway Traffic Safety Administration (NHTSA)

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Transport Canada

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Transportation Associations:

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American Trucking Associations (ATA)

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ATA’s Technology and Maintenance Council (TMC)

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Cargo Tank Risk Management Committee (CTRMC)

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National Tank Truck Carriers (NTTC)

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National Trailer Dealers Association (NTDA)

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National Truck Equipment Association (NTEA)

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Truck Trailer Manufacturers Association (TTMA)

• Manufacturing Associations: • Conexus Indiana • Indiana Chamber of Commerce • Indiana Manufacturers Association (IMA) • National Association of Manufacturers (NAM)

Talent Development. To model a growth mindset, we continue learning through every stage of our careers, and we also believe in supporting the next generation of leaders who will continue to change how the world reaches you.

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One of our Company values is Always Learn. We put that into practice by offering our own welding and skills training courses, self-directed learning modules and an executive leadership development program at no cost to employees.

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We host a wide variety of learning and development opportunities through our custom-tailored Learning Management System — Wabash U. Our employees have access through an online portal to thousands of self-directed and instructor-led courses on a variety of professional development topics. As of the end of 2025, Wabash U offers employees access to over 100 hours of Wabash Management System (“WMS”) courses

WABASH NATIONAL CORPORATION	2026 Proxy Statement	5

Proxy Statement Summary

tailored specifically to Wabash. This includes more than 75 courses, with plans to expand the offerings further in the coming year.

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In partnership with Purdue University, we developed curriculum for WMS Facilitator training, which was launched during the first quarter of 2022.

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Targeted learning and development opportunities are also created through external partnerships, including special development programs for front line leaders (with over 400 trained since the program began in 2022), as well as focused executive development across a variety of topics.

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Full-time Wabash employees can pursue various courses, undergraduate and graduate degree programs, or relevant certifications at an accredited college or university without added financial burden by using our Accelerator tuition reimbursement program.

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We provide all employees a wide range of professional development experiences, both formal and informal, at all stages in their careers.

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Wabash employees and dependents of employees are eligible for a variety of scholarships offered by Wabash and the industry associations to which we belong. In 2025, we awarded Wabash scholarships that amounted to a total of $30,000 to 6 high school graduates. The scholarships are awarded to dependents of full-time Wabash employees who demonstrate academic excellence and leadership.

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We support the youth in our communities through program funding, training programs, internships, co-ops and our emerging leadership development programs. We also sponsor youth clubs in our communities, including robotics clubs and STEM programs. At the collegiate level, Wabash welcomed 26 interns during summer 2025 across five Wabash locations. We continue to partner with Purdue University in a variety of valuable ways, including by supporting the Purdue University Women in Engineering Program and sponsoring a sales competition with the Purdue Center for Professional Selling.

Ethics and Compliance. Employees who thrive at Wabash are honest, have incredible energy, and demonstrate grit in everything they do. We also work to hold our entire supply chain accountable.

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We maintain a Code of Business Conduct and Ethics that lays the foundation for our ethics and compliance program and defines our overall management approach to human rights, anti-corruption, the environment, governance and social matters.

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Our Employee Handbook is founded on and incorporates the values, policies and rules set forth in our Code of Business Conduct and Ethics. All employees and directors are expected to take the values, policies, and rules set forth and apply them to all situations that arise in the course and scope of employment.

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We maintain an AlertLine whereby employees and others are able to report violations of Wabash’s Code of Business Conduct and Ethics.

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Our Code of Business Conduct and Ethics also provides key expectations to our suppliers, vendors, dealers and agents to abide by the same ethical and legal standards, including:

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Labor and human rights

6	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

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Restrictions against corruption, bribery and extortion

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Health and safety activities

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Environmental compliance

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We require all facilities to practice equal opportunity employment and have zero tolerance for harassment, racism or bigotry of any kind. Employees, contract workers, visitors and other non-employees are encouraged to immediately report harassment or any ethics or compliance violations committed by anyone.

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Our Conflict Minerals Policy is in place to prevent the use of minerals that directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or in neighboring countries.

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We ask our suppliers to demonstrate that they source “conflict minerals” from outside the conflict region and/or can certify that conflict minerals sourced from within the conflict region are “conflict free.”

Awards and Recognition. Our efforts to make bold choices and encourage creativity, collaboration, and risk-taking to turn breakthrough ideas into reality have been recognized throughout the years.

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Recent Safety and Environmental Awards:

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Truck Trailer Manufacturers Association Plant Safety Awards:

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2024: Fond du Lac, WI and San José Iturbide, Guanajuato, Mexico

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2023: Cadiz, KY and San José Iturbide, Guanajuato, Mexico

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2022: Fond du Lac, WI and New Lisbon, WI

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2021: Little Falls, MN, and San José Iturbide, Guanajuato, Mexico

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2020: Fond du Lac, WI and San José Iturbide, Guanajuato, Mexico

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2019: New Lisbon, WI

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Recent Product Awards:

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Heavy Duty Trucking Top 20 Products (EcoNex™ Refrigerated Trailer Powered by eNow Solar Energy, 2021)

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Recent Corporate Awards:

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Newsweek’s America’s Most Responsible Companies (2026, 2025, 2024, 2022)

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Newsweek’s America’s Most Admired Workplaces (2026, 2025)

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Newsweek’s America’s Greenest Companies (2026, 2025)

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Fortune’s 100 Fastest-Growing Companies (2024)

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USA Today’s America’s Climate Leaders (2025, 2024)

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Forbes America’s Most Successful Small-Cap Companies (2023, 2024)

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FreightTech 100 by FreightWaves (2026, 2023)

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America’s Best Midsize Companies by TIME (2025)

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Newsweek’s America’s Greatest Workplaces for Job Starters (2023)

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Indiana Manufacturer’s Association Innovation Excellence Award (2021)

Environmental, Health and Safety

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Reflected in our corporate Environmental, Health and Safety Policy, we maintain high standards for manufacturing safety. We commit to meet or exceed all applicable environmental, health, and safety standards, regulations and other requirements.

WABASH NATIONAL CORPORATION	2026 Proxy Statement	7

Proxy Statement Summary

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The Operations Management at each of our facilities is directly responsible for implementing this policy and ensuring full compliance with all environmental, health, and safety laws, internal standards and requirements applicable within their respective organizations.

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We commit to manage all of our business activities in a responsible manner with respect for the environment through pollution prevention and with our highest priority being the health and safety of our employees.

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The well-being of our employees is vital to our success. We offer a range of innovative, flexible and convenient programs aimed at supporting our employees’ holistic well-being. These programs provide tools and resources to help employees on their healthcare journey fostering engagement in beneficial, well-being-focused behaviors.

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We continually focus on reducing the frequency and severity of workplace injuries and improving the workplace environment for our employees. We provide ongoing safety training and development at our production facilities, which are designed to educate and empower our employees with the knowledge and tools necessary to make safe choices and mitigate risks. Our employees are encouraged and expected to identify safety opportunities and report near-misses through our safety good catch program.

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We believe that all injuries and occupational illnesses, as well as environmental incidents, are preventable. In support of this, all employees are expected to perform their work in such a manner as to not jeopardize the environment or the safety and health of themselves and their fellow workers.

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The Company utilizes a mixture of leading and lagging indicators to assess the health and safety performance of its operations. We measure OSHA Total Recordable Incident Rate (“TRIR”), which in 2025, was 4.24. We also measure our Blueprint for Excellence, which assesses a facility’s overall safety program and identifies key areas of improvement. The “Blueprint” is one of our leading indicators that helps our plants proactively measure their safety culture. Wabash utilizes a software platform (Ideagen) to strategically mitigate safety risks by understanding historical data and driving business decisions based on actionable insights and advanced analytics.

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We continue to encourage reporting of near-miss incidents and track near-misses enterprise-wide.

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We work to ensure that our products, processes, services, and facilities minimize the generation of waste, pollution and adverse impacts on the environment.

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We invest in innovations that help protect people who operate our equipment and partner with other manufacturers in the industry to further promote safety by sharing best practices and ideas for implementing higher standards.

8	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

Director Independence	• 8 out of 9 director nominees are independent. • 3 fully independent Board committees: Nominating, Corporate Governance and Sustainability Committee, Compensation Committee and Audit Committee.
Board Accountability

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All directors are elected annually via majority voting standard.

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Stockholders may amend our bylaws.

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Our Nominating, Corporate Governance and Sustainability Committee is evolving its oversight of areas including energy consumption, climate change and other criteria relevant to the sustainability of our business.

Board Leadership

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We review board leadership, committee structure and committee membership annually and conduct an annual assessment of board effectiveness.

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We have an independent Chairperson who has a strong role and significant governance duties, including presiding over all executive sessions of independent directors.

Stockholder Engagement	• We routinely meet with stockholders for conversations focused on a variety of topics, including governance, Company strategy, growth, risk management and sustainability.
Board Evaluation and Effectiveness	• Annual Board and Committee self-assessments. • Annual two-way feedback and evaluation sessions with each director. • Annual independent director evaluation of the Chairperson and CEO.
Board Risk Oversight	• The Board and its Committees exercise robust oversight of the Company’s enterprise risk management system.
Board Refreshment and Diversity

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During 2022, we added 2 new directors, and we appointed a new independent Chairperson following the 2020 Annual Meeting.

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Board members represent diverse perspectives, including 2 female director nominees and 2 ethnically diverse director nominees.

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We have a specified director retirement age.

Director Engagement

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All of our directors attended 75% or more of the aggregate number of meetings of our Board and the Committees on which they served.

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We have limits on director/CEO membership on other public company boards.

Succession Planning

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CEO and leadership succession planning is one of our Board’s most important responsibilities. At least once a year, our Board dedicates itself to examining the succession plans for our complete leadership team and the Board.

WABASH NATIONAL CORPORATION	2026 Proxy Statement	9

Proxy Statement Summary

Our Management Approach

Our WMS is our comprehensive approach to improving how we work every day. It’s a set of principles, processes, and tools designed to help us solve problems at their root cause, reduce waste, and continuously improve our operations. WMS isn’t just about following procedures; it is about cultivating a culture where everyone, from the shop floor to the office, is empowered to identify issues, suggest solutions, and make improvements. Our WMS principles lead “The Way,” guiding our actions and decisions. These principles are supported by disciplines and processes, which, in turn, are reinforced by tools and capabilities. Combined, these principles, disciplines, processes, tools, and capabilities produce breakthrough results. Our seven key disciplines include the following: Strategic Deployment Process, Project Management, Change Management, Problem-Solving, Digital, Functional Excellence and Enterprise Processes. It is through these disciplines that we create a “One Wabash” approach for our employees and customers, add new business capabilities, and enable profitable growth. WMS puts our culture into action through a Lean mindset and respect for all, inspiring every employee to actively contribute to our enterprise transformation.

In 2022, in partnership with Purdue University, we developed a curriculum for WMS Facilitator training. Since that time, we have trained and certified over 150 facilitators as of December 2025. We have hosted numerous training sessions in 2025 and have over 800 practitioners for several of our disciplines. Company-wide, we have frequent WMS communication and engagement sessions, to keep the WMS at the forefront of everything we do.

Our One Wabash organizational structure enables long-term growth for the Company with an intense focus on streamlined processes, product innovation, and a consistent, superior experience for all customers who seek our solutions in the transportation, logistics and infrastructure markets. Our goal is to leverage standardized processes to drive consistency from customer demand through fulfillment.

Voting Matters and Vote Recommendation (page 16)

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE

Election of Directors	FOR EACH NOMINEE	17

Advisory Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay”)	FOR	72

Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	74

10	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

Board Nominees (page 17)

The following table provides summary information about each director nominee, as of the Record Date.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	OTHER PUBLIC BOARDS

Therese M. Bassett	62	November 2019	Managing Director, NuVentures LLC	Yes	No

John G. Boss	66	December 2017	Former President and Chief Executive Officer, Momentive Performance Materials Inc.	Yes	Yes

Trent J. Broberg	44	September 2022	Chief Executive Officer, Fullbay	Yes	No

Larry J. Magee	71	January 2005	President, Magee Ventures Group	Yes	No

Ann D. Murtlow	65	February 2013	Chief Executive Officer, North Sound LLC	Yes	Yes

Sudhanshu Priyadarshi	49	November 2022	Former Chief Financial Officer and President, International, Keurig Dr Pepper Inc. (KDP)	Yes	No

Scott K. Sorensen	64	May 2005	Chief Executive Officer, Cities Strong Foundation	Yes	No

Stuart A. Taylor II	65	August 2019	Chief Executive Officer, The Taylor Group LLC	Yes	Yes

Brent L. Yeagy	55	October 2016	President and Chief Executive Officer, Wabash National Corporation	No	No

WABASH NATIONAL CORPORATION	2026 Proxy Statement	11

Proxy Statement Summary

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on our Board. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography in this proxy statement describes each nominee’s qualifications and relevant experience in more detail.

DIRECTORS	Therese M. Bassett	John G. (“Jack”) Boss	Trent J. Broberg	Larry J. Magee	Ann D. Murtlow	Sudhanshu Priyadarshi	Scott K. Sorensen	Stuart A. Taylor II	Brent L. Yeagy

Independent	●	●	●	●	●	●	●	●

Diversity	●				●	●		●

Logistics, Transportation and/or First-to-Final Mile			●			●			●

Diverse Manufacturing		●		●		●	●		●

Risk Management (Including Supply Chain/Commodities Management)	●	●	●	●		●			●

Technology and Materials Innovation		●	●			●			●

Legislative/Regulatory					●		●

Qualified Financial Expert/Finance/Treasury		●				●	●	●

Accounting, Finance and Capital Markets			●			●	●	●

Mergers and Acquisitions (“M&A”)	●	●	●	●	●	●	●	●	●

Technology/Cybersecurity			●		●	●	●	●

Distribution and Digital Marketplace	●		●	●		●

Competitive Pricing/Sales		●	●	●					●

ESG	●	●		●	●				●

Strategy	●	●	●	●	●	●	●	●	●

Named Executive Officer Compensation (Say-on-Pay) (page 72)

We are asking stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. The primary objectives and philosophy of our compensation programs are to (i) drive executive behaviors that maximize long-term stockholder value creation, (ii) attract and retain talented executive officers with the skills necessary to successfully manage and grow our business, and (iii) align the interests of our executive officers with those of our stockholders by rewarding them for strong Company performance. In support of these objectives, in 2025, we:

•

Delivered a meaningful proportion of NEO compensation in share-based incentives. In 2025, approximately 64% of Mr. Yeagy’s total direct compensation (i.e., base salary, target short-term incentive and target long-term incentive), and on average approximately 47% of the other NEOs’ total direct compensation, was targeted to be delivered in the form of restricted stock units and performance stock units, with a goal of driving sustainable stockholder value and strengthening alignment between NEO and stockholder interests.

12	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

•

Weighted a significant portion of NEO compensation toward variable and performance-based pay elements. In 2025, approximately 83% of Mr. Yeagy’s total direct compensation, and on average approximately 70% of the other NEOs’ total direct compensation, was targeted to be delivered in variable short-term (annual) or long-term incentive compensation.

•	Engaged an independent compensation consultant to conduct a market review of our compensation package to ensure it was reasonable and competitive relative to our peers.

Independent Registered Public Accounting Firm (page 74)

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 13, 2026.

Our Annual Report and this Proxy Statement are available at www.proxyvote.com. To access our Annual Report and Proxy Statement, enter the control number referenced on your proxy card.

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Information About the Annual Meeting, Proxy Materials and Voting

What is the purpose of the Annual Meeting?

At the Annual Meeting, our management will report on our performance during 2025 and respond to questions from our stockholders. In addition, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, which include the following three proposals:

Proposal 1	To elect nine members of the Board of Directors.
Proposal 2	To hold an advisory vote on the compensation of our named executive officers.
Proposal 3	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2026.

Stockholders will also consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is currently not aware of any other business to come before the Annual Meeting.

Stockholders may act on the proposals by voting a proxy or voting by virtual presence online at the Annual Meeting.

What is the purpose of the proxy materials?

We are providing these proxy materials in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting and at any adjournments or postponements thereof. The proxy materials (including the Notice of Annual Meeting, this Proxy Statement, and our Annual Report on Form 10-K) include information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and are designed to assist you in voting on the matters presented at the Annual Meeting. We first mailed the proxy materials to stockholders on or about March 31, 2026.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card.

Who is entitled to vote?

Only stockholders of record at the close of business on March 16, 2026 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the shares of common stock of the Company (the “Common Stock”) that they held on the Record Date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the Record Date, we had 40,673,967 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other custodian or nominee, you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your broker, bank or other custodian or nominee on how to vote your shares.

Who can attend the Annual Meeting by virtual presence online?

All stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting by virtual presence online by visiting www.virtualshareholdermeeting.com/WNC2026 at 9:45 a.m. Eastern time through the conclusion of the meeting and providing the control number found on the proxy card. If your shares are held in “street name,” you must first obtain a proxy issued in your name from your bank or other custodian or nominee before attending the Annual Meeting by virtual presence online. You will need to provide the control number found on the proxy card provided by such bank or other custodian or nominee. Technical support, including related technical support phone numbers, will be available at 9:45 a.m. Eastern time through the conclusion of the meeting in the event of any technical or logistical issues, including difficulties accessing the virtual meeting.

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Information About the Annual Meeting, Proxy Materials and Voting

The 2026 Annual Meeting of Stockholders will be accessible through the Internet. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location. A virtual format for our Annual Meeting is less costly, aligns with our sustainability efforts and is more environmentally friendly, and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 16, 2026. The Annual Meeting will begin promptly at 10:00 a.m. Eastern time, and you should allow ample time for the online check-in procedures.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. The other methods by which you may vote are described below.

This year’s stockholder question and answer session will provide our stockholders with the opportunities to ask questions regarding our business submitted live during the Annual Meeting. Questions may be submitted at the Annual Meeting through www.virtualshareholdermeeting.com/WNC2026. We will post questions and answers if applicable to our business on our Investor Relations website as soon as practicable after the meeting.

How do I vote?

If you are a “stockholder of record,” you can vote on matters to come before the Annual Meeting in the following four ways:

•	Visit the website noted on your proxy card to vote via the internet;

•	Use the telephone number on your proxy card to vote by telephone;

•

Vote by mail by completing, dating and signing the proxy card mailed with your notice and returning it in the provided postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions. If you provide no instructions, the proxies will vote your shares according to the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion; or

•	Attend the Annual Meeting by virtual presence online and cast your vote.

If you hold your shares in “street name” through a broker, then you can vote by following the materials and instructions provided by your broker, or you can vote by virtual presence online at the Annual Meeting.

What if I vote and then change my mind?

If you are a “stockholder of record,” you may revoke your proxy at any time before it is exercised by:

•	Providing written notice of revocation to the Corporate Secretary, Wabash National Corporation, 3900 McCarty Lane, Lafayette, Indiana 47905;

•	Voting again, on a later date, via the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted);
•	Submitting another duly executed proxy bearing a later date; or

•	Attending the Annual Meeting by virtual presence online and casting your vote.

Only your last vote will be the vote that is counted.

If you hold your shares in “street name,” then you must contact the record holder of your shares to change your voting instructions.

What are the Board’s recommendations?

The Board recommends that you vote FOR the election of each of the director nominees, FOR the approval, on an advisory basis, of the compensation of our named executive officers and FOR ratification of the appointment of our auditors.

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Information About the Annual Meeting, Proxy Materials and Voting

What vote is required for each proposal?

The following table summarizes the vote threshold required for approval of each proposal and the effect of abstentions, uninstructed shares held by brokers, and unmarked, signed proxy cards. On all proposals, if you sign and return a proxy or voting instruction card, but do not mark how your shares are to be voted, they will be voted as the Board recommends.

PROPOSAL NUMBER	ITEM	VOTE REQUIRED FOR APPROVAL OF EACH ITEM	ABSTENTIONS	UNINSTRUCTED SHARES	UNMARKED, SIGNED PROXY CARDS

1	Election of Directors	Majority of votes cast	No effect	Not voted, no effect	Voted “for”

2	Advisory vote on executive compensation	Majority of shares present and entitled to vote	Same effect as “against”	Not voted, no effect	Voted “for”

3	Ratification of Appointment of Independent Auditor	Majority of shares present and entitled to vote	Same effect as “against”	Discretionary vote	Voted “for”

If you hold your shares in “street name” through a broker and you do not provide your broker with voting instructions, then, under New York Stock Exchange (“NYSE”) Rules, your broker may elect to exercise voting discretion with respect to “routine matters,” which includes the ratification of the appointment of our independent auditor (Proposal 3). However, on “non-routine” matters, which include the election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2), your broker may not vote your shares unless you provide your broker with instructions. These so-called broker “non-votes” will be counted in determining whether there is a quorum.

What constitutes a quorum?

The presence at the Annual Meeting, by virtual presence online or by valid proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

Who will bear the costs of this proxy solicitation?

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services. In addition, we have retained Laurel Hill Advisory Group, LLC to assist with proxy solicitation. For their services, we will pay a fee of $7,500 plus out-of-pocket expenses.

How will my shares be voted if other matters are presented at the Annual Meeting?

As of the date of this Proxy Statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described in this Proxy Statement and does not know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

16	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 1 – Election of Directors

Our Bylaws provide that our Board of Directors, or the Board, shall be comprised of not less than three, nor more than twelve, directors with the exact number to be fixed by resolution of the Board. As of the date of this Proxy Statement, the Board is comprised of nine directors. At the Annual Meeting, stockholders will be asked to elect each of the nine director nominees listed below, each of whom shall serve for a term of one year or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Below is information regarding each of the director nominees. Information regarding the Board’s process for nominating directors and director qualifications can be found below under the “Corporate Governance” section of this Proxy Statement.

Information on Directors Standing for Election

The biography of each of the nominees below contains information regarding the experiences, qualifications, attributes or skills that caused the Nominating, Corporate Governance and Sustainability Committee and the Board to determine that the person should serve as a director of the Company. The name, age, business experience, and public company directorships of each nominee for director, during at least the last five years, are set forth in the table below.

Therese M. Bassett Age: 62 Director since: November 2019

Ms. Bassett is the Managing Director of NuVentures LLC, a consulting firm focused on strategy, innovation and M&A pipeline development. Prior to NuVentures, she served as Chief Strategy, Innovation, and Mergers and Acquisitions Officer at Avnet, Inc., a global electronic components and distribution services company, where she was responsible for identifying growth opportunities to enhance the overall business portfolio, financial strength and global market value. During her 26-year career with Avnet, Ms. Bassett also held the positions of Senior Vice President, Global HR Solutions (2010-2016), Vice President, Strategic Planning and Business Intelligence (1998-2010), Manager, Electronic Manufacturing Services Business Development (1995-1998), and International Export and Transportation Manager (1993-1995). She is a graduate of Temple University and received an MBA from the University of Phoenix.

Qualifications: Ms. Bassett’s M&A, innovation and strategy expertise, including in the areas of business transformation and digital growth drivers, and her senior leadership experience reflected in her biography support the Board’s conclusion that she should again be nominated as a director.

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Proposal 1 – Election of Directors

John G. Boss Age: 66 Director since: December 2017

Mr. Boss is the former President and Chief Executive Officer of Momentive Performance Materials Inc. (“MPM”). Mr. Boss served in this role from December 2014 to March 2020. MPM is a global producer of silicones, quartz and specialty ceramic materials. Mr. Boss served as a director of MPM Holdings Inc. from October 2014 to March 2020. Mr. Boss served as the President of the Silicones & Quartz Division at MPM since joining in March 2014 to December 2014 and served as its Executive Vice President from March 2014 to March 2020. In April 2014, shortly after Mr. Boss joined the company, MPM filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code. Mr. Boss’ career spans more than 30 years in the specialty chemicals and materials industry, including various executive leadership positions with Honeywell International, a producer of commercial and consumer products from 2003 through 2014. Mr. Boss served as Vice President and General Manager of Specialty Products, Vice President and General Manager of Specialty Chemicals and President of Honeywell Safety Products at Honeywell International. Prior to joining Honeywell, Mr. Boss held positions of increasing responsibility at Great Lakes Chemical Corporation and Ashland Corporation (formerly International Specialty Products). Since 2020, Mr. Boss has served as a Director for Cooper Standard Corporation and as a Director and Audit Committee Member for Libbey, Inc. Mr. Boss currently serves as a Director of Calumet Specialty Products Partners, L.P. He has a Master of Business Administration degree in Marketing and Finance from Rutgers Graduate School of Management in 1996 and a Bachelor’s Degree in Mechanical Engineering from West Virginia University in 1981.

Qualifications: As reflected in his biography, Mr. Boss’ service in various leadership positions at other public companies, particularly, his prior service as a sitting chief executive officer at another public company and concomitant understanding of the day-to-day complexities and challenges of running such an organization, and his service on our Board, support the Board’s conclusion that he should again be nominated as a director.

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Proposal 1 – Election of Directors

Trent J. Broberg Age: 44 Director since: September 2022

Mr. Broberg has served as the Chief Executive Officer of Fullbay, a provider of technology services for heavy-duty repair shops and fleet maintenance departments, since 2025. He previously served as the Chief Executive Officer and member of the Board of Directors of ACERTUS, an automotive logistics as a service platform between 2021 and 2025 and was a member of the Board of Directors of DiCentral LLC, a global EDI software service provider helping organizations optimize their supply chain from 2019 to 2022 until acquired by True Commerce. Mr. Broberg has extensive experience with major carriers, as well as the digital and technology aspects of transportation management. Prior to joining ACERTUS, Mr. Broberg served as Chief Operating Officer at Truckstop.com, where he led or supported over five M&A transactions, two recapitalizations, strategy, and operations from 2016 until 2021. In the two years leading up to his tenure at Truckstop.com, Mr. Broberg served as General Manager for Real Time Freight LLC, which was later acquired by Truckstop.com in 2016. Mr. Broberg also holds a wealth of marketing, sales and operations knowledge as a result of his early career experience serving as Director of Marketing at DB Schenker and Swift Transportation. Mr. Broberg received a Bachelor of Science degree in Marketing and an MBA from the WP Carey School of Business at Arizona State University.

Qualifications: The leadership, executive and board experience within the spaces of logistics, supply chain and technology expertise reflected in Mr. Broberg’s biography support the Board’s conclusion that he should be nominated as a director.

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Proposal 1 – Election of Directors

Larry J. Magee Age: 71 Director since: January 2005 Chairperson of the Board since: May 2020

Mr. Magee has served as President of Magee Ventures Group, a consulting firm, since May 2018. Prior to his current position, he served as Interim CEO of Magnolia Group, LLC in Waco, Texas from April 2017 until May 2018. Mr. Magee was President and CEO of Heartland Automotive Services, Inc., the largest operator of quick lube retail service centers, operating over 540 Jiffy Lube locations in North America. He held this position from April 2015 until his retirement in October 2016. Prior to assuming the role of President and CEO of Heartland Automotive, Mr. Magee was the President, Consumer Tire U.S. & Canada, for Bridgestone Americas Tire Operations, LLC, a tire and rubber manufacturing company, a position he held from January 2011 until his retirement from Bridgestone in September 2013. He also served as Chairman of BFS Retail & Commercial Operations, LLC and Bridgestone of Canada, Inc. From December 2001 until January 2011, he served as Chairman, Chief Executive Officer and President of BFS Retail & Commercial Operations, LLC. Prior to December 2001, Mr. Magee served as President of Bridgestone/Firestone Retail Division, beginning in 1998. Mr. Magee has over 38 years combined experience in sales, marketing, and operational management, and held positions of increasing responsibility within the Bridgestone/Firestone family of companies during his 38-year tenure with Bridgestone/Firestone.

Qualifications: The marketing, sales, development, manufacturing, retail and strategic expertise reflected in Mr. Magee’s biography throughout his 40-year industry tenure, including his prior chief executive officer performance, his participation on our Board and his M&A and executive management experience, support the Board’s conclusion that he should again be nominated as a director.

20	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 1 – Election of Directors

Ann D. Murtlow Age: 65 Director since: February 2013

Ms. Murtlow is the CEO of North Sound LLC, a professional services company. Ms. Murtlow served as the President and Chief Executive Officer of United Way of Central Indiana, an organization that fights for the education, financial stability, health and basic needs for Central Indiana through the development and support of programs and organizations that serve struggling families and move them to self-sufficiency, from April 1, 2013 to June 30, 2022. Prior to assuming this role, Ms. Murtlow had a 30-year career in the global energy industry. Ms. Murtlow began her career as a design engineer with Bechtel Power Corporation, one of the world’s leading designers and constructors of electric utility infrastructure. Ms. Murtlow then joined AES Corporation (“AES”), where she developed a specialty in environmental permitting and became a leader in domestic and international power plant project development. She subsequently joined AES’s London office where she was named Vice President and Group Manager of AES’s development and operations in northern and central Europe. In 2002, Ms. Murtlow was named President and Chief Executive Officer at IPALCO Enterprises, Inc., and its subsidiary, Indianapolis Power & Light Company. Ms. Murtlow currently serves as a Director of Evergy, Inc., and its subsidiaries, Evergy Kansas Central, Inc. (Kansas corporation), Evergy Kansas South, Inc., Evergy Metro, Inc., and Evergy Missouri West, Inc. She also serves on the board of US Water Systems LLC, a privately owned limited liability company, and The Mind Trust, a non-profit. Ms. Murtlow served as a Director of First Internet Bancorp and its subsidiary, First Internet Bank, from early 2013 until March 2020. Ms. Murtlow holds a Bachelor of Science degree in Chemical Engineering from Lehigh University and is a National Association of Corporate Directors Board Leadership Fellow and Certified Director.

Qualifications: The financial and strategic leadership experience reflected in Ms. Murtlow’s biography, her service as the former chief executive officer and current director of a regulated electric utility company, service on the boards of other public companies, her participation on our Board, her experience in the domestic and international unregulated energy business, and her experience in M&A, heavy industrial operations and business sustainability, support the Board’s conclusion that she should again be nominated as a director.

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Proposal 1 – Election of Directors

Sudhanshu Priyadarshi Age: 49 Director since: November 2022

Sudhanshu Priyadarshi is the former Chief Financial Officer and President, International for Keurig Dr Pepper (KDP). He led the Finance, Information Technology organizations and had overall responsibility for KDP’s International Business Segment. Mr. Priyadarshi served as CFO from November 2022 and then CFO and President, International from November 2023 to November 2025. Mr. Priyadarshi has over two decades of global leadership experience in the technology, logistics, retail, consumer packaged goods, and pharmaceutical industries. Prior to Keurig Dr Pepper, Mr. Priyadarshi was the CFO of Vista Outdoor Inc., a leading global designer, manufacturer and marketer of consumer products in the outdoor sports and recreation markets, from April 2020 to October 2022. He had previously been CFO of Flexport, a digital freight forwarder, from 2018 to 2019, where he led all financial operations, Global Real Estate and Insurance P&L for the company. Mr. Priyadarshi joined Flexport from Walmart, where he was Vice President of Finance for Walmart U.S. eCommerce from 2017 to 2018, driving all retail finance operations for Walmart.com, Hayneedle.com, Shoes.com, Moosejaw.com, Store No 8 (technology startup incubator) and Walmart’s partnership with Google. Prior to this role, he was the Vice President, Finance & Strategy at Walmart U.S. from 2016 to 2017 and was responsible for leading finance for Walmart’s general merchandise and soft line business unit, a $100B division. He joined Walmart from Cipla, a $10 billion market cap publicly traded top 10 global generic pharmaceutical company, where he was the Global Chief Operating Officer, and previously Group Head, Corporate Strategy and Development. Mr. Priyadarshi worked for PepsiCo from 1999 to 2013 growing through the ranks in various management and leadership roles in Finance, Strategy and Operations. In his last role at PepsiCo, he served as CFO of Global R&D and Global Nutrition Platforms, a$10B nutritious food and beverage business. Mr. Priyadarshi is a graduate of Physics from India and has an MBA in Finance from University of Technology, Sydney.

Qualifications: The finance, logistics, and technology expertise reflected in Mr. Priyadarshi’s biography support the Board’s conclusion that he should be nominated as a director.

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Proposal 1 – Election of Directors

Scott K. Sorensen Age: 64 Director since: May 2005

Mr. Sorensen currently serves as the Chief Executive Officer of Cities Strong Foundation, an organization dedicated to improving communities through service, education and mental health initiatives. Mr. Sorensen is the former President of Thatcher Company, Inc., a privately held industrial chemical manufacturer. He served in this role from January 2022 until April 2023. Mr. Sorensen also served as Chief Financial Officer of Thatcher Company, Inc. from January 2022 to July 2022. Previously, Mr. Sorensen served as Managing Director of Sorensen Capital, LLC from November 2019 until January 2022. From May 2018 through November 2019, Mr. Sorensen served as the President and Chief Operating Officer of Ivanti Software and member of its Board of Directors. Ivanti is a leading enterprise software provider of unified IT solutions for the security, endpoint management and service management requirements of customers. Prior to his role as President and Chief Operating Officer of Ivanti Software, Mr. Sorensen served as the President and Chief Executive Officer and was a member of the Board of Directors of Sorenson Holdings which is a leading provider of assistive communications products and services from 2016 – 2018. Mr. Sorensen also held the position of Chief Operating Officer from 2012 – 2016 and served as the Chief Financial Officer from 2007 – 2016. Previously, Mr. Sorensen served as the Chief Financial Officer of Headwaters Inc. from 2005 – 2007 which was a diversified energy and construction materials provider. Prior to joining Headwaters, Mr. Sorensen was the Vice President and Chief Financial Officer of Hillenbrand Industries, a manufacturer and provider of products and services for the health care and funeral services industries, from 2001 – 2005. Mr. Sorensen also served in various financial leadership roles at Westinghouse Electric and worked in the operations and aerospace practices with McKinsey & Company.

Qualifications: Mr. Sorensen’s financial expertise and experience in corporate finance, combined with his experience in manufacturing, cybersecurity and technology, strategy and M&A, as reflected in his biography, and his participation on our Board, support the Board’s conclusion that he should again be nominated as a director.

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Proposal 1 – Election of Directors

Stuart A. Taylor II Age: 65 Director since: August 2019

Mr. Taylor is the Chief Executive Officer of The Taylor Group LLC, a private equity firm focused on creating and acquiring businesses. In this role, which he has held since 2001, Mr. Taylor oversees the firm’s sourcing and execution of investments and acquisition and disposition transactions. In addition, Mr. Taylor delivers deep financial and transactional expertise based on his Wall Street career along with significant experience as a director for publicly traded companies. He previously held positions as senior managing director at Bear, Stearns & Co. Inc. (1999-2001), and managing director of CIBC World Markets and head of its Global Automotive Group and Capital Goods Group (1996-1999). He also served as managing director of the Automotive Industry Group at Bankers Trust (1993-1996), following a 10-year position in corporate finance at Morgan Stanley & Co.

Mr. Taylor was previously a member of the Board of Directors of Essendant Inc., formerly known as United Stationers Inc., a wholesale distributor of business products, from 2011 until its sale to Staples Inc. in January 2019. In addition, in October 2020, Mr. Taylor was appointed to the board of directors of Solenis LLC, a privately held global producer of specialty chemicals for water-intensive industries, where he serves on the Compensation Committee. He also serves as a director for Atmus Filtration Technologies Inc. and Ball Corporation. He is a graduate of Yale University and received an MBA from the Harvard Graduate School of Business.

Qualifications: Mr. Taylor’s in-depth knowledge of strategic M&A and corporate development, financial expertise and service on other public company boards, as reflected in his biography, support our Board’s conclusion that he should again be nominated as a director.

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Proposal 1 – Election of Directors

Brent L. Yeagy Age: 55 Director since: October 2016

Brent L. Yeagy is an industrial manufacturing leader with more than 25 years of experience in the automotive and commercial transportation industries. Since June 2018, Mr. Yeagy has been responsible for the strategic direction and operations of Wabash (NYSE: WNC) in his role as President and Chief Executive Officer.

Before his appointment as President and CEO, Mr. Yeagy was President and Chief Operating Officer from October 2016 to June 2018. Mr. Yeagy joined Wabash in 2003 and held a number of positions with increasing responsibility, including Vice President of Manufacturing, Vice President and General Manager of Commercial Trailer Products, and Senior Vice President – Group President, Commercial Trailer Products.

Prior to Wabash, from 1999 to 2003, Mr. Yeagy held various positions within human resources, environmental engineering and safety management for Delco Remy International. Mr. Yeagy served in various plant engineering roles at Rexnord Corporation from December 1995 through 1999. He also served in the United States Navy from 1991 to 1994.

Mr. Yeagy holds a Bachelor of Science in Environmental Engineering Science and a Master of Science in Safety Engineering from Purdue University, and an MBA in Business Management from Anderson University. He has also attended executive programs at the University of Michigan’s Ross School of Business as well as Stanford’s Graduate School of Business. Mr. Yeagy is a graduate of the U.S. Navy’s Naval Nuclear Power Program and participated in the Navy’s Officer Candidate Program.

Mr. Yeagy proudly serves on the boards of directors for the National Association of Manufacturers and the Transportation and Supply Chain Institute at the University of Denver.

Qualifications: Mr. Yeagy’s more than 25 years of experience in executive leadership, beginning with his career in the United States Navy, and his strong background in managing many facets of operations in a manufacturing company, as reflected in his biography, and his role as our President and Chief Executive Officer, support the Board’s conclusion that he should again be nominated as a director.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends a vote “FOR” the election of each of the director nominees listed above.

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Corporate Governance

Governance Guidelines & Code of Business Conduct & Ethics

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) which set forth a framework within which the Board oversees and governs the affairs of Wabash. The Guidelines cover, among other things, the composition and functions of the Board, director independence, director stock ownership, management succession and review, Board committees, the selection of new directors, and director responsibilities and duties.

Our Board has also adopted a Code of Business Conduct and Ethics (which applies to all of our directors, officers, and employees) and an additional Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers (together, the “Codes”). The Codes cover, among other things, compliance with laws, rules and regulations, conflicts of interest, corporate opportunities, confidentiality, protection and use of Company assets, and the reporting process for any illegal or unethical conduct. Any amendment to, or waiver from, a provision of the Codes for a director or executive officer will be promptly disclosed and posted on our website as required by law or the listing standards of the NYSE.

The Guidelines and the Codes are available on the Governance/Governance Documents page of the Investor Relations section of our website at ir.onewabash.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905.

Board Structure and its Role in Risk Oversight

Director Independence

In February 2026, our Board of Directors undertook its annual review of director independence to determine the independence of our directors in accordance with NYSE listing standards and the Guidelines. As a result of this review, the Board of Directors affirmatively determined that all of the directors nominated for election at the Annual Meeting and all currently serving directors are independent of Wabash and its management within the meaning of the rules of NYSE and the Guidelines, with the exception of Brent L. Yeagy, our President and Chief Executive Officer.

Independent Chairperson

The Board does not have a formal policy on whether the roles of Board Chairperson and Chief Executive Officer should be separate or combined. Rather, the Guidelines provide that the independent members of the Board may select the Chairperson of the Board and the Company’s Chief Executive Officer in the manner they consider in the best interests of the Company.

Currently, the Board believes that it is in the best interests of the Company for the Chairperson and Chief Executive Officer positions to be held by separate persons, given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for presenting strategic plans to the Board for review and approval, implementing the Company’s strategic direction and the day-to-day leadership and performance of the Company. The Chairperson of the Board, among other responsibilities, presides at the executive sessions of our independent and non-management directors (unless a lead independent director has been appointed) and facilitates communication between our independent directors and management. However, the Board reserves the right to combine the positions of the Chief Executive Officer and Chairperson, should it determine that such a change is appropriate for our Company in the future.

In the event that our Board’s Chairperson is not an independent director in accordance with NYSE listing standards and our Guidelines, the independent directors shall appoint from among themselves a lead independent director. If appointed, such lead independent director shall preside at executive sessions. Our current Chairperson is an independent director and we have no lead independent director at this time.

26	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Corporate Governance

Director Refreshment

Our Guidelines require that once any Board member reaches the age of 72, the Nominating, Corporate Governance and Sustainability Committee must annually consider the member’s continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should request that such member continue to serve on, or retire from, the Board. As of the date of the 2026 Annual Meeting, none of the director nominees will have reached the age of 72.

Director Attendance

During 2025, our Board held 4 meetings. In 2025, all the directors attended 75% or more of the total meetings of the Board and of the committees on which they serve that were held during the period that the director served on the Board. Our Board strongly encourages all of our directors to attend our Annual Meeting, and in 2025, all of our then serving directors attended the Annual Meeting.

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Corporate Governance

Board’s Role in Risk Oversight

Board of Directors

The Board believes that strong and effective internal controls and risk management processes are essential elements in achieving long-term stockholder value. The Board, directly and through its committees, is responsible for overseeing material risks potentially affecting the Company, while management is responsible for implementing processes and controls to mitigate the effects of identified risks on the Company and managing day-to-day risks. Management also provides the Board with regular reports regarding oversight of financial and systemic risks within the Company.

The risk oversight by each of the Board’s regular standing committees is detailed below. Each committee reports to the Board of Directors quarterly regarding the committee’s risk management considerations and actions.

Audit

Committee

•

Reviews audit and financial controls

•

Investigates any matters pertaining to the integrity of management, including conflicts of interest, compliance with our financial controls, and adherence to Company policies

•

Regularly meets with our General Counsel and members of management to discuss and assess potential enterprise risks, including potential cybersecurity risks and risk management related to information privacy

•

Regularly meets with our external auditors to discuss and assess potential risks

•

Reviews our risk management practices and risk-related policies (including the Codes)

•

Evaluates potential related person transactions

Nominating, Corporate Governance and Sustainability Committee

•

Reviews our Governance Guidelines and Code of Business Conduct and Ethics and recommends revisions as necessary

•

Evaluates director independence, board structure and committee membership

•

Oversees annual evaluation of the Board, Committees, Chairperson of the Board and CEO

•

Reviews the Corporate Responsibility Report and recommends revisions as appropriate

•

Oversees Board succession and professional development

•

Reviews risk oversight and management in assisting the Board in overseeing governance matters

•

Oversees the implementation of ESG practices

Compensation

Committee

•

Monitors our executive compensation packages and our incentive compensation plans, which seek to encourage appropriate, and not excessive, risk-taking by our executives and other employees

•

Annually reviews and approves corporate goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of those goals and objectives

Finance

Committee

•

Assists the Board in its oversight of the Company’s capital structure, financing, investment and other financial matters of importance to the Company

•

Evaluates operational objectives and priorities for the deployment of capital to advance the corporate strategy

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Corporate Governance

Committees of the Board

The Board has four regular standing committees: (1) the Nominating, Corporate Governance and Sustainability Committee, (2) the Compensation Committee, (3) the Audit Committee and (4) the Finance Committee. Each committee maintains a charter, which can be accessed electronically from the Governance/Governance Documents page of the Investor Relations section of our website at ir.onewabash.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905.

The following table indicates each regular standing committee or committees on which our directors served as of December 31, 2025:

NAME	NOMINATING, CORPORATE GOVERNANCE AND SUSTAINABILITY COMMITTEE	COMPENSATION COMMITTEE	AUDIT COMMITTEE	FINANCE COMMITTEE

Therese M. Bassett	Chair	Member

John G. Boss		Chair	Member

Trent J. Broberg	Member			Member

Larry J. Magee	Member	Member

Ann D. Murtlow	Member	Member

Sudhanshu Priyadarshi			Member	Member

Scott K. Sorensen			Chair	Member

Stuart A. Taylor II			Member	Chair

Brent L. Yeagy				Member

Nominating, Corporate Governance and Sustainability Committee

The Nominating, Corporate Governance and Sustainability Committee met 5 times during 2025. The Nominating, Corporate Governance and Sustainability Committee’s responsibilities include:

•

Assisting the Board by leading board member recruitment efforts, including identifying individuals or reviewing stockholder-nominated individuals qualified to become directors, recommending to the Board the director nominees for the next annual meeting of stockholders, and performing initial interviews of potential board member candidates;

•	Developing and recommending to the Board a set of corporate governance principles applicable to the Company;

•	Leading the Board in its annual review of the Board’s performance;

•	Recommending to the Board director nominees for each Board committee;

•	Assisting the Board in oversight of governance matters, reviewing and assessing the effectiveness of Wabash’s environmental, social and governance (“ESG”) polices, goals and programs;

•	Overseeing implementation of ESG practices;

•	Regularly reviewing and providing updates to the Board regarding ESG compliance developments; and

•	Overseeing and advising the Board on ESG-related engagement efforts with key stakeholders.

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Corporate Governance

As part of the Nominating, Corporate Governance and Sustainability Committee’s annual review of the Board’s performance, and its process for recommending director nominees for the next annual meeting of stockholders (which is described in more detail below under “Nomination of Director Candidates,”) it regularly considers each member’s attendance and overall contributions to the Board, the diversity of the Board’s composition (including diversity of expertise, geography, age, gender, race, and ethnicity), and the willingness of a member to represent and serve the long-term interests of our stockholders.

Compensation Committee

The Compensation Committee met 6 times during 2025. The Compensation Committee’s responsibilities include:

•	Considering, recommending, and approving target total compensation levels, incentive compensation plans, and equity-based plans for our executive officers;

•	Annually reviewing and recommending to the Board the forms and amounts of director compensation; and

•

Annually reviewing and approving the corporate goals and objectives relevant to the CEO’s and other executive officers’ compensation, evaluating their performance in light of those goals and objectives, and setting compensation levels based on the evaluations.

The Compensation Committee annually assesses the desirability of proposing and making recommendations to the Board with respect to any new incentive-compensation plans and equity-based plans and any increase in shares reserved for issuance under existing equity plans. The Compensation Committee engages an independent compensation consultant to provide competitive market assessments regarding executive officer compensation and non-employee director compensation, which are used by the Compensation Committee to determine appropriate executive officer and director compensation levels that are in line with the Company’s compensation plans, philosophies and goals. The Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation advisor in 2023 after completing a request for proposal process and continued to engage FW Cook during 2025.

The Compensation Committee evaluates performance with respect to corporate goals and objectives, relative stockholder return and other factors. Additional information regarding the Compensation Committee’s process for determining executive officer compensation can be found below in the Compensation Discussion and Analysis section of this Proxy Statement under the heading “Compensation Methodology and Process.”

Audit Committee

The Board has established a separately designated standing Audit Committee in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met 9 times during 2025. In addition to the Board’s determination that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE, the Board also determined that Messrs. Boss, Priyadarshi, Sorensen and Taylor are “audit committee financial experts” as defined by the rules of the SEC, and that they have accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Audit Committee’s responsibilities include:

•	Reviewing the independence of the independent auditors and making decisions regarding engaging and discharging independent auditors;

•	Reviewing with the independent auditors the plans and results of auditing engagements;

•	Reviewing and approving non-audit services provided by our independent auditors and the range of audit and non-audit fees;

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Corporate Governance

•	Reviewing the scope and results of our internal audit procedures and the adequacy of the system of internal controls;

•	Overseeing special investigations, if any;

•	Reviewing our financial statements and reports filed with the SEC;

•	Overseeing our efforts to ensure that our business and operations are conducted in compliance with legal and regulatory standards applicable to us, as well as ethical business practices;

•	Overseeing the Company’s internal reporting system regarding compliance with federal, state and local laws;

•	Establishing and implementing procedures for confidential communications for “whistleblowers” and others who have concerns with our accounting, internal accounting controls and audit matters; and

•	Reviewing our significant accounting policies.

Cybersecurity is a critical part of risk management for the Company. The Audit Committee appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. Wabash implements protections and controls against cybersecurity threats, including threats of compromised credentials, phishing, exploitation of vulnerabilities and Botnet attacks. The Audit Committee also surveys data and factors that impact costs and incident response efforts. Through methods like artificial intelligence platforms with an array of technologies, an incident response team, extensive encryption, ongoing employee training and tests of the incident response plans, Wabash has established a strong foundation in cybersecurity efforts and will continue to evolve with additional technology-forward initiatives.

Finance Committee

The Finance Committee met 4 times during 2025. The Finance Committee’s primary purpose is to assist the Board in its oversight of the Company’s capital structure, financing, investment and other financial matters of importance to the Company.

The Finance Committee’s responsibilities include evaluating and making recommendations to the Board with respect to:

•	Strategic transactions, including mergers, acquisitions, and divestitures, as well as joint ventures and other equity investments;

•

The Company’s capital structure, including potential issuances of debt and equity securities, credit agreements and material changes thereto, capital investment policy, leverage and liquidity levels, share repurchases, stock splits, and dividends;

•	Cash generation capability and cash forecasts;

•	The Company’s operational objectives and priorities for the deployment of capital to advance the corporate strategy;

•	The parameters of, and assumptions underlying, the Company’s annual operating plan, capital plan and long-term financial plan; and

•	The Company’s performance with respect to strategies, investments, and initiatives versus original projections.

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Corporate Governance

Prohibition Against Insider Trading
We have adopted and maintain an insider trading policy, called the Wabash National Corporation Securities Trading Policy, governing the purchase, sale and other dispositions of Company securities by the Company and our directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of the NYSE. The Wabash National Corporation Securities Trading Policy prohibits our employees, including our NEOs, and directors from trading in our securities at times when they have material, non-public
information about our Company’s affairs.
Related Persons Transactions Policy
Our Board has adopted a written Related Persons Transactions Policy that sets forth our policy and procedures for review, approval and monitoring of transactions between the Company and “related persons.” Related persons include directors, nominees for director, executive officers, stockholders owning 5% or greater of our outstanding stock, and any immediate family members of the aforementioned. The Related Persons Transactions Policy is administered by a committee designated by the Board, which is currently the Audit Committee.
Pursuant to the policy, transactions involving amounts exceeding $120,000, in which a related person has a direct or indirect material interest, must be approved, rejected or referred to the Board by the Audit Committee. The policy provides that as a general rule all related person transactions should be on terms reasonably comparable to those that could be obtained by the Company in arm’s length dealings with an unrelated third party. However, the policy takes into account that in certain cases it may be impractical or unnecessary to make such a comparison. In such cases, the transaction may be approved in accordance with the provisions of the Delaware General Corporation Law. When evaluating potential related person transactions, the Audit Committee considers all reasonably available facts and circumstances and approves only the related person transactions determined in good faith to be in compliance with, or not inconsistent with, our Code of Business Conduct and Ethics, and the best interests of our stockholders.
The Related Persons Transaction Policy provides that management, or the affected director or officer will bring any potentially relevant transaction to the attention of the Audit Committee. Additionally, each year, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions, and the directors and officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided. If a director is involved in the transaction, he or she will be recused from all discussions and decisions with regard to the transaction, to the extent practicable. The transaction must be approved in advance. All related person transactions will be disclosed to the full Board and will be included in the Company’s proxy statement and other appropriate filings as required by the rules and regulations of the SEC and the NYSE. During 2025, there were no required disclosures arising from such relationships.
Nomination of Director Candidates
Qualifications of Director Candidates
To be considered by the Nominating, Corporate Governance and Sustainability Committee, a director nominee must meet the following minimum criteria:

•	Has the highest personal and professional integrity;

•	Has a record of exceptional ability and judgment;

•	Possesses expertise, skills, experience and knowledge useful to our oversight;

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Corporate Governance

•	Is able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings; and

•	Has the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of the Company and its stockholders.
In reviewing these and other relevant criteria, the Board may consider the diversity of director candidates, including diversity of expertise, geography, gender, race, and ethnicity. We seek independent directors from a range of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Our goal is that the combined characteristics, professional skills and knowledge of individual director candidates result in a Board that is effective, collegial, and responsive to the needs of the Company and its stockholders.

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Corporate Governance

Director Nomination Process

The Nominating, Corporate Governance and Sustainability Committee recommends to the Board nominees that best suit the Board’s needs at the time of the nomination. Nominees are selected by the committee with the assistance of, if desired by the committee, a retained search firm, after reviewing the candidates’ credentials, clearing potential conflicts, performing reference checks, and conducting interviews with the candidates to determine if they meet the qualifications described above.

The Nominating, Corporate Governance and Sustainability Committee will consider stockholder recommendations for director nominees sent to the Nominating, Corporate Governance and Sustainability Committee, Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905. Stockholder recommendations for director nominees should include:

•	The name and address of the stockholder recommending the person to be nominated;

•	A representation that the stockholder is a holder of record of our stock, including the number of shares held and the period of holding;

•	A description of all arrangements or understandings between the stockholder and the recommended nominee;

•	Such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

•	The consent of the recommended nominee to serve as a director if so elected; and

•	All other required information set forth in our Bylaws.

Stockholders’ nominees that comply with the procedures for submitting a stockholder nomination will receive the same consideration as other candidates identified by or to the Nominating, Corporate Governance and Sustainability Committee. The procedures for submitting a stockholder nomination are set forth below under the heading “General Information – Stockholder Proposals and Nominations.” Upon receipt by the Corporate Secretary of a stockholder notice of a director nomination, the Corporate Secretary will notify the stockholder that the notice has been received and will be presented to the Nominating, Corporate Governance and Sustainability Committee for review.

34	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Corporate Governance

Director Compensation

The Compensation Committee makes recommendations to the full Board regarding non-employee director compensation. FW Cook reviewed our director compensation with the Compensation Committee at the beginning of 2025. As a result of such review, at the February 2025 Board meeting and based upon the recommendation of our Compensation Committee, the Board approved an increase of $10,000 to the equity portion of the annual Board retainer, resulting in the following annual retainers for 2025:

2025 ANNUAL RETAINERS (1)	AMOUNT
Board	$230,000	(2)
Member:
Audit Committee	$10,000
Compensation Committee	$8,000
Nominating, Corporate Governance and Sustainability Committee	$8,000
Finance Committee	$8,000
Chairperson of the Board	$100,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating, Corporate Governance and Sustainability Committee Chair	$15,000
Finance Committee Chair	$15,000

(1)

All annual cash retainers are paid in quarterly installments. Annual grants of restricted stock units, referenced in footnote 2 below, are granted as a single award following the election of directors at the annual meeting.

(2)

Consists of an $80,000 cash retainer and an award of restricted stock units of Company stock having an aggregate market value at the time of grant of $150,000. Restricted stock units vest in full on the first anniversary of the grant date.

The following table summarizes the compensation paid to our directors for services during 2025, other than Mr. Yeagy, whose compensation is discussed below under Executive Compensation.

Director Compensation for the Year Ended December 31, 2025
NAME	(1) FEES EARNED OR PAID IN CASH ($)	(2) STOCK AWARDS ($)	(3) ALL OTHER COMPENSATION ($)	TOTAL ($)
Larry J. Magee	$196,000	$150,000	$7,840	$353,840
Therese M. Bassett	$104,113	$150,000	$—	$254,113
John G. Boss	$103,228	$150,000	$—	$253,228
Trent J. Broberg	$96,000	$150,000	$—	$246,000
Ann D. Murtlow	$98,596	$150,000	$—	$248,596
Sudhanshu Priyadarshi	$98,000	$150,000	$3,920	$251,920
Scott K. Sorensen	$108,000	$150,000	$4,320	$262,320
Stuart A. Taylor II	$105,000	$150,000	$—	$255,000

(1)

Consists of cash fees earned in 2025 for annual retainers. This column includes any amounts a director elects to defer pursuant to the Non-Qualified Deferred Compensation Plan. The terms of this plan are discussed below.

(2)

For each director, consists of a grant of 15,448 restricted stock units on May 14, 2025, which vest on May 14, 2026. As of December 31, 2025, each non-employee director held 15,448 unvested restricted stock units.

(3)

Consists of the Company’s match pursuant to our Non-Qualified Deferred Compensation Plan. The Company fully matches the first 3%, and 50% of the next 2%, of earnings deferred by a participant under the Non-Qualified Deferred Compensation Plan.

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Corporate Governance

FW Cook again reviewed our director compensation with the Compensation Committee at the beginning of 2026. Following such review, at the February 2026 Board meeting and based upon the recommendation of our Compensation Committee, the Board voted to make no changes to non-employee director compensation for 2026.

Non-employee Director Stock Ownership Guidelines

The Board believes that it is important for each director to have a financial stake in the Company because it aligns the director’s interests with those of the Company’s stockholders. To meet this objective, the Board has established stock ownership guidelines, which require each non-employee director to hold 50% of all Company shares received from annual retainers (the “Director Holding Requirement”) until the non-employee director achieves a target ownership level equal to five (5) times the cash portion of the non-employee director’s Annual Board Retainer (provided, however, that the Director Holding Requirement shall never prohibit a director from withholding, selling, or tendering enough shares from an equity award to satisfy all applicable withholding taxes on such award). Once a non-employee director has achieved his/her stated target ownership level, s/he is no longer required to adhere to the Director Holding Requirement, unless and until his/her ownership level falls below the target.

For purposes of calculating target ownership levels, the following types of Company shares are counted: stock owned by the non-employee director and vested and unvested restricted stock and restricted stock units, including those deferred under the non-qualified deferred compensation plan.

Non-employee directors are required to comply with the Director Holding Requirement immediately upon their appointment as a director and are required to meet their target ownership level within five years of becoming a director. As of December 31, 2025, all non-employee directors had either met their target ownership level or had more time to do so, and all directors who had not yet met their target ownership level were in compliance with the Director Holding Requirement.

Non-Qualified Deferred Compensation Plan

Directors may defer their cash retainer and their restricted stock unit awards under the Company’s non-qualified deferred compensation plan. The Company matches dollar-for-dollar the first 3% of cash retainers that a director defers into the plan and one-half of the next 2% the director contributes to the plan. The Company does not make matching contributions with respect to any deferred restricted stock unit awards. Deferrals of cash retainers may be invested into one or more investment funds available under the plan from time to time, and directors can elect to have the funds paid out in a lump sum or up to 10 annual installments following termination from the Board, as well as limited in-service distributions. Deferrals of restricted stock units are deemed invested in shares of the Company’s common stock and are paid out in shares at the time the director terminates from the Board. The deferred compensation plan is unfunded and subject to forfeiture in the event of bankruptcy.

Other

The Company reimburses all directors for travel and other reasonable, necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s travel accident and directors’ and officers’ liability insurance policies. In addition, the Company allocates to each director an allowance of $20,000 (every two years) to reimburse costs associated with attending continuing education courses related to Board of Directors service.

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Compensation Discussion and Analysis

Compensation Highlights

Our compensation program is designed to motivate our executives and other salaried employees to execute our business strategies and strive for higher Company performance, while maintaining our core values, as described in our Proxy Statement Summary. Although Wabash’s compensation program applies to most salaried employees, the following compensation discussion and analysis (“CD&A”) focuses on our compensation program and policies’ applicability to our Named Executive Officers, whom we refer to as NEOs. Our NEOs for 2025 are as follows:

Brent L. Yeagy President, Chief Executive Officer, Director

Patrick J. Keslin Senior Vice President, Chief Financial Officer	Michael N. Pettit Senior Vice President, Chief Growth Officer

Donald Winston Senior Vice President, Chief Operating Officer (1)	M. Kristin Glazner Senior Vice President, Chief Administrative Officer, Corporate Secretary

(1)	Prior to January 15, 2025, Mr. Winston’s title was Senior Vice President, Global Operations.

Compensation Best Practices

Highlighted below are certain executive compensation governance practices (that we employ and avoid) that support the needs of our business, drive performance and align with our stockholders’ long-term interests. These practices include:

PRACTICES WE EMPLOY

Pay for Performance

Market Competitive Executive Severance/Change in Control Policy

Annual Review of our Peer Group

Engage Independent Compensation Consulting Firm

Annual NEO Performance and Pay Review

Rigorous Stock Ownership Requirements for Executives and Non-Employee Directors

Incentive Compensation Designed to Discourage Excessive Risk-Taking

Compensation Recovery Policy

PRACTICES WE AVOID

Pledging, Hedging, and Short Sales of Our Stock

Repricing Underwater Stock Options or Stock Appreciation Rights Without Stockholder Approval

Employment Contracts

Executive Pension Plans

Substantial Perquisites

Having Non-Independent Directors on the Compensation Committee

Single Trigger Change in Control Benefits

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Compensation Discussion and Analysis

Summary of Compensation Elements

Each component of Wabash’s compensation program is summarized in the table below. A more detailed discussion of each element can be found below under the heading “Compensation Program Elements.”

COMPONENT	DESCRIPTION	WHERE REPORTED IN THE EXECUTIVE COMPENSATION TABLES

Base Salary	• Fixed cash compensation. • Takes into consideration executive’s level of responsibility, experience, knowledge and performance, internal equity considerations, and a competitive market assessment.	• Summary Compensation Table –“Salary” column.

Short-Term Incentive Award

•

Variable short-term incentive paid in cash based on annual performance against Company-wide financial goals.

•

Purpose is to promote the achievement of short-term financial goals aligned with fiscal year operational objectives and stockholder interests.

• Summary Compensation Table –“Non-Equity Incentive Plan Compensation” column. • Grants of Plan-Based Awards Table –“Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column.

Long-Term Incentive Award

•

Variable compensation delivered through a combination of Performance Stock Units and Restricted Stock Units.

•

Objectives are to create alignment with stockholder interests and promote achievement of longer-term financial and strategic objectives, reward executives for long-term growth and performance of the Company and encourage executive retention.

•

Summary Compensation Table –“Stock Awards” column.

•

Grants of Plan-Based Awards Table –“Estimated Possible Payouts Under Equity Incentive Plan Awards” column.

•

Outstanding Equity Awards at Fiscal Year-End Table.

•

Option Exercises and Stock Vested Table.

Perquisites	• We provide limited perquisites to help us remain competitive with the market.	• Summary Compensation Table –“All Other Compensation” column.

Retirement and Deferred Compensation Benefits

•

The NEOs participate in our 401(k) plan, which includes a Company match, on the same terms as all other salaried employees.

•

A select group of employees, including the NEOs, can elect to defer their base salary and/or their annual cash bonus under our non-qualified deferred compensation plan. We partially match employee contributions when the performance of the Company allows.

• Summary Compensation Table –“All Other Compensation” column. • Non-Qualified Deferred Compensation Table.

Potential Payments Upon Change in Control and Certain Terminations of Employment

•

Encourages executives to operate in the best interests of stockholders both before and after a Change in Control event.

•

Provides market competitive benefits in the event of certain terminations of employment.

• Potential Payments on Termination or Change in Control Payment and Benefits Estimate Table.

Our 2025 Say-on-Pay Vote

The Compensation Committee carefully considered the results of the Company’s “Say-on-Pay Vote” taken by stockholders at its 2025 Annual Meeting, and the Committee plans to continue to carefully consider the results of this vote each year. At the 2025 Annual Meeting, over 91% of the stockholder votes cast on the proposal were cast in favor of the resolution stating that the stockholders “approve the compensation of Wabash’s executive officers.” The Compensation Committee believes that the level of support indicated by this vote reflects favorably on the Company’s executive compensation program, which emphasizes “pay for performance,” even in the highly cyclical industry in which Wabash operates.

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Compensation Discussion and Analysis

Compensation Objectives and Philosophy

The primary objectives and philosophy of our compensation programs are to (i) drive executive behaviors that maximize long-term stockholder value creation, (ii) attract and retain talented executive officers with the skills necessary to successfully manage and grow our business, and (iii) align the interests of our executive officers with those of our stockholders by rewarding them for strong Company performance. In support of these objectives, we:

•

Target NEO total compensation package competitive with peers – We regularly compare our NEOs’ total compensation levels, as well as the elements of our NEO pay, with companies of a similar industry, size and complexity;

•

Deliver a meaningful proportion of NEO compensation in share-based incentives – In 2025, approximately 64% of Mr. Yeagy’s total direct compensation (i.e., base salary, target short-term incentive and target long-term incentive), and on average approximately 47% of the other NEOs’ total direct compensation, was targeted to be delivered in the form of restricted stock units and performance stock units, with a goal of driving sustainable stockholder value and strengthening alignment between NEO and stockholder interests;

•

Encourage NEOs to be long-term stockholders – In addition to delivering a significant portion of each of our NEO’s compensation in share-based compensation, we also require that each of our NEOs hold shares of our stock equal to a multiple of his or her base salary; and

•

Weight a significant portion of NEO compensation toward variable and performance-based pay elements – In 2025, approximately 83% of Mr. Yeagy’s total direct compensation, and on average approximately 70% of the other NEOs’ total direct compensation, was targeted to be delivered in variable short-term (annual) or long-term incentive compensation.

Winston

Long Term
Short Term
RSUs/PSUs
45.45%
Base
Salary
30.31%
Short Term
Incentive
24.24%
Performance Based 100.00%

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Compensation Discussion and Analysis

Compensation Methodology and Process

The Compensation Committee, consisting of only independent members of the Board, is responsible for considering, recommending, and approving our incentive compensation plans and our equity-based plans for our executive officers. In connection with that work, the Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the CEO’s and other executive officers’ compensation, evaluating their performance in light of those goals and objectives, and setting compensation levels based on the evaluations. In addition, the Compensation Committee annually reviews and recommends to the Board the forms and amounts of director compensation.

To assist it in setting executive compensation for 2025, the Compensation Committee engaged FW Cook, an independent compensation consultant, to help ensure that our compensation packages remain competitive with the market. Additional details about FW Cook’s role are discussed below under the heading “The Role of the Independent Compensation Consultant.” In addition to reviewing the market data provided by FW Cook, the Compensation Committee also considered the following factors when making compensation decisions for each of our NEOs in 2025:

•

The CEO’s evaluation of each of the other NEOs’ performance, as well as his recommendations for changes to the NEOs’ base salaries (if any) and annual and long-term incentive plan target award levels. Note that the Compensation Committee has the discretion to accept, reject or modify any of the CEO’s recommendations, and the NEOs are not present during these discussions;

•	Our Directors’ annual evaluation of the CEO’s performance, as obtained by the Nominating, Corporate Governance and Sustainability Committee, and delivered by the Compensation Committee;

•	The executive’s level of responsibility, experience, knowledge and performance during the prior year;

•	Internal pay equity;

•	The expected cost of the incentive plans to the Company and the present and future availability of shares under our equity plans; and

•	The results of our annual non-binding “say-on-pay” proposal, as discussed above under the heading “Our 2025 Say-On-Pay Vote.”

The Role of Independent Compensation Consultant

Our Compensation Committee retains an independent compensation advisor to provide compensation market data and generally review and advise the Compensation Committee regarding our compensation programs, policies and disclosures. The Compensation Committee engaged FW Cook as its independent compensation consultant beginning in August 2023 and continued to retain FW Cook during 2025.

FW Cook’s engagement during 2025 encompassed advisory services such as annual review of executive compensation philosophy, a competitive assessment of executive compensation levels and “pay-for-performance” linkage, executive cash and equity incentive program design, competitive assessment of non-employee director compensation, analyses of compensation peer groups, and other ad hoc support. FW Cook has not and does not provide any other services to Wabash. The Compensation Committee evaluated FW Cook as a compensation consultant, taking into consideration all relevant factors required under NYSE listing standards, and determined, based on its analysis in light of all relevant factors, that the work of FW Cook has not created any conflicts of interest, and that FW Cook is independent pursuant to the independence standards set forth in the NYSE listing standards promulgated pursuant to Section 10C of the Exchange Act.

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Compensation Discussion and Analysis

Peer Group Analysis and Market Compensation Data

As referenced above, the independent compensation consultant provides the Compensation Committee with market compensation data to help the Compensation Committee assess the competitiveness of total compensation for each NEO on an annual basis. However, the Committee does not use this data to specifically target a certain percentage or level of compensation for the NEOs compared to our peer groups. Rather, the Committee considers competitive peer group data as one significant factor in setting pay levels.

FW Cook provided the Compensation Committee with market data for purposes of setting 2025 compensation from the following three sources: (i) published proxies of companies specifically selected as proxy peer companies (the “Proxy Peer Group”), (ii) the proprietary Equilar database; and (iii) the FW Cook Executive Compensation Survey. In setting 2025 compensation, the Committee utilized data from the Proxy Peer Group as the primary data source to assess the competitive positioning for all NEO’s target compensation. Data from the Equilar database and FW Cook’s Executive Compensation Survey were considered secondary data sources.

With respect to the Equilar database, we pull data for all companies that are in machinery and auto components industries with revenues equal to 1/3-3x that of our Company.

For purposes of setting executive compensation levels for 2025, FW Cook relied on the same peer group we used for setting compensation in 2024, which included the following companies that were selected for being in a similar industry and having similar revenue and market capitalization as Wabash.

2024 PROXY PEER GROUP

A.O. Smith Corporation	Federal Signal Corporation	Patrick Industries

Astec Industries	Greenbrier Companies, Inc.	REV Group

Chart Industries, Inc.	Holley Inc.	Saia, Inc.

Commercial Vehicle Group, Inc.	ITT Inc.	Schneider National

Cooper-Standard Holdings Inc.	LCI Industries Inc	The Shyft Group, Inc.

Crane Company	Miller Industries	Trinity Industries, Inc.

Dorman Products	Modine Manufacturing Co.	Winnebago Industries

Later in 2025, the Compensation Committee did a fulsome review of the companies included in the 2024 Proxy Peer Group with the help of FW Cook, which included the following steps:

•	Considering a range of publicly traded manufacturing and transportation companies, as our current NEOs could serve as a pool of talent for these types of companies;

•	Filtering these companies by their similarity to Wabash in size and complexity;

•	Applying other qualitative criteria including adjacency to the trucking industry, lines of operation, among other additional criteria; and

•	Considering any companies from the 2024 Proxy Peer Group or other compensation peer groups that include Wabash as a constituent.

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Compensation Discussion and Analysis

In August 2025, we selected the following 2025 Proxy Peer Group, which consists of 20 companies from the 2024 Proxy Peer Group and 2 new companies based on the above criteria:

2025 PROXY PEER GROUP (APPROVED AUGUST 2025)

A.O. Smith Corporation	Greenbrier Companies, Inc.	REV Group

Astec Industries	Holley Inc.	Saia, Inc.

Chart Industries, Inc.	ITT Inc.	Schneider National

Commercial Vehicle Group, Inc.	LCI Industries Inc.	Stoneridge, Inc. (new)

Cooper-Standard Holdings Inc.	Miller Industries	Trinity Industries, Inc.

Crane Company	Modine Manufacturing Co.	Winnebago Industries

Dorman Products	Motor Parts of America, Inc. (new)

Federal Signal Corporation	Patrick Industries

Compensation Program Elements

The following information describes, in detail, each element of our executive compensation program for 2025, including a discussion of performance metrics and compensation levels. It is intended that this information be read in conjunction with the information provided in the tables that follow this CD&A.

Base Salary

Base salaries are intended to provide a stable source of compensation for each of our NEOs. In determining salary levels for each of our NEOs, the Committee takes into consideration a competitive market assessment provided to it by FW Cook, the NEO’s individual performance, level of responsibility, experience and knowledge, as well as each NEO’s current salary as compared to the other NEOs and officers of the Company. The following table shows each NEO’s 2025 base salary and the changes that the Committee made to Mr. Yeagy, Mr. Keslin, Mr. Pettit, and Ms. Glazner’s base salaries compared to their base salaries in effect at the end of 2024. These increases were effective as of July 20, 2025, in recognition of the NEO’s performance during the preceding year and to better align the NEO’s base salary with the competitive market data.

NAME	2025 ANNUAL BASE SALARY	% INCREASE FROM 2024

Mr. Yeagy	$1,140,000	3.6%

Mr. Keslin	$495,000	10.0%

Mr. Pettit	$575,000	3.6%

Ms. Glazner	$528,000	3.5%

Mr. Winston	$500,000	(1)

(1)

Mr. Winston was promoted to COO on January 15, 2025. Prior to his promotion, his base salary was $400,000, which was set in accordance with Company policies for non-executive compensation. His salary was increased to $500,000 in connection with his promotion and is reflective of his increased responsibilities, internal pay equity considerations, and to make his base compensation more in line with competitive market data for COO compensation.

Management Incentive Plan

Our short-term incentive plan, which we call our Management Incentive Plan, or MIP, is designed to reward participants (which include each of the NEOs as well as other key executives and employees) with a cash bonus for meeting or exceeding threshold financial and other performance goals during a calendar year. At the beginning of each year, we establish a target MIP rate for each participant, which is equal to the percentage of the participant’s base salary that he or she will receive as a cash bonus if the MIP goals are achieved at target. However, the actual bonus received may be higher or lower, depending on our financial performance against pre-established performance metrics, which are described in more detail below.

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Compensation Discussion and Analysis

We also have the ability, in our discretion, to decrease (or completely eliminate) a participant’s MIP bonus if he or she fails to meet his or her personal performance criteria reviewed during the Company’s employee performance review process.

MIP Target Rates

After review and consideration of peer group data and discussion with FW Cook, the Committee approved target MIP rates for each of our NEOs, expressed as a percentage of base salary. The 2025 target MIP rates for each NEO were as follows:

2025 TARGET MIP RATE

Mr. Yeagy	115%

Mr. Keslin	80%

Mr. Pettit	80%

Ms. Glazner	80%

Mr. Winston	80%

For 2025, the MIP rates for Mr. Yeagy, Mr. Keslin, Mr. Pettit, and Ms. Glazner were unchanged. When Mr. Winston was promoted to Chief Operating Officer, we increased his MIP target to 80% to recognize his increased responsibilities and to pay him more consistently with the other NEOs and to better align his compensation with competitive market practice.

Performance Metrics and Results for the 2025 MIP

Payouts under our 2025 MIP were based 60% on annual Operating Income, 20% on average monthly Net Working Capital as a Percentage of Sales (“NWC”) and 20% on parts and service revenue (“P&S Revenue”). The Committee chose to continue to use Operating Income because it believes it is an important indicator of profitability, future growth and stock performance. The Committee chose to continue to use NWC because operational efficiency and cash flow drives NWC performance, making NWC well suited as an annual performance metric since those are items that management can impact over a shorter time-horizon. The Committee chose to retain the P&S Revenue metric because we believe continued growth in this segment is vital to our future profitability and success.

For purposes of the MIP, we define Operating Income, NWC, and P&S Revenue as follows:

•	Operating Income means income from operations during 2025 as reported in our financial statements.

•

NWC as a Percentage of Sales is calculated as a 13-point monthly average beginning with December 2024 and ending with December 2025, and equals the quotient of (a) total accounts receivable plus inventory minus accounts payable minus customer deposits, divided by (b) net sales, as reported in our financial statements.

•	P&S Revenue means our Parts & Services segment sales during 2025, as reported in our financial statements.

Pursuant to the terms of the 2025 MIP, the levels of achievement of Operating Income, NWC, and P&S Revenue are determined after adjusting results to exclude any cumulative effects of the following items, which are generally outside of management’s control or are atypical and outside the Compensation Committee’s purview when establishing the performance goals: changes in GAAP during the year; the transaction costs (including legal, due diligence and investment banking expenses) of any merger, acquisition or divestiture consummated during the performance period that has a total purchase or sale price of more than $30 million; any asset write-down or goodwill impairment expense during the performance period that exceeds $3 million; and the effects of items that are either of an unusual nature or infrequently occurring, as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01.

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Compensation Discussion and Analysis

In addition, the 2025 MIP provides that Operating Income should be adjusted to exclude the cumulative effect of changes in applicable tax laws resulting in a discrete item of tax expense or benefit to the Company during the year and expenses associated with judgments or the settlement of any claims during the year that exceeded $3 million.

Under the MIP, Operating Income, NWC, and P&S Revenue may be achieved at a threshold, target or maximum level. The threshold, target and maximum goals were based on various outcomes considered by the Compensation Committee, with the target amounts reflecting the Company’s operating budget approved by the Board.

Because annual targets for performance goals are set at levels based on our expected financial performance for the year, the Committee believes that paying at 200% of a performance metric’s target for superior performance (set at 125% of the Operating Income target goal, 114% of the NWC target goal, and 110% of the P&S Revenue target goal, each set using the Board-approved operating budget) provides appropriate incentive to achieve outcomes clearly exceeding target expectations. However, by establishing a maximum performance goal and capping the potential payout at 200% for achievement of such performance, the Committee believes this reduces the risk that executives might be motivated to pursue excessively high short-term results to maximize short-term payouts, at the expense of the long-term performance of the Company. For 2025, the Committee established a “strike zone” for the Operating Income performance metric ($90 million to $110 million), which is a range of performance in which the target payout is uniformly earned.

The Committee further believes that threshold amounts, which are set at 75% of the Operating Income target goal, 89% of the NWC target goal, and 90% of the P&S Revenue target goal, each set using the Board-approved operating budget, represent sufficient performance to warrant incentive compensation, and that a potential payout equal to 35% of target is appropriate for such an achievement level. If the threshold level of performance for a particular goal is not achieved, the payout for that goal is zero. Actual MIP payouts are interpolated for performance between threshold and target or target and maximum.

The chart below details the goals necessary for the NEOs to achieve MIP payout in 2025:

	THRESHOLD (35%)	TARGET (100%)	MAXIMUM (200%)	ACTUAL	% ACHIEVED
Corporate Operating Income 60% of MIP Award	$67.5 million	$90-110 million	$137.5 million	Below Threshold	0%
Net Working Capital as a Percentage of Sales 20% of MIP Award	13.5% or more	12.0%	10.5% or less	12.5%	78.3%
Parts and Service Revenue 20% of MIP Award	$256.5 million(1)	$285 million	$313.5 million	Below Threshold	0%

(1)

In addition, no amount could be earned with respect to the P&S Revenue goal if the P&S EBITDA Margin was less than 17%. For this purpose, P&S EBITDA Margin equals the quotient of (a) earnings before interest, taxes, depreciation, and amortization for the Parts & Services segment dividend by (b) P&S Revenue.

Based on the results shown above, the NEOs each received a MIP payment for 2025 equal to 15.7% of target.

Long-Term Incentive Plan

Our Long-Term Incentive Plan, or LTI Plan, is designed to reward our executives, including the NEOs, for increasing stockholder value. It is also intended to be used as an attraction and retention tool in recruiting and promoting executive talent.

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Compensation Discussion and Analysis

Consistent with past practice, the Compensation Committee made annual LTI grants to the NEOs in February 2025 after the release of 2024 year-end financial results in connection with a regularly scheduled meeting of the Compensation Committee.

For 2025, the Compensation Committee granted a mix of Performance Share Units (“PSUs”) and Restricted Stock Units (“RSUs”) to each of the NEOs. As in 2024, the Compensation Committee decided to split each NEO’s target LTIP award value for 2025 equally between RSUs and PSUs. The allocation reflects the Company’s continued focus on executive retention given the current labor market and the challenges of setting multiple-year financial performance goals due to ongoing economic uncertainties. The Committee believes this mix is also appropriate to emphasize its goals of encouraging stock ownership in Wabash, focusing NEOs on long-term growth in stockholder value and setting compensation that is reflective of market practice.

Determining LTI Award Values

In February 2025, the Compensation Committee established the target LTI grant value for each NEO, based on the following factors: level of responsibility, individual performance, peer group data, market dynamics, the number of shares available under the 2025 Omnibus Incentive Plan, and management retention. The LTI target grant value that the Compensation Committee established for each of the NEOs who was an executive officer in February 2025 was as follows:

2025 LTI TARGET GRANT VALUE

Mr. Yeagy	$4,400,000

Mr. Keslin	$600,000

Mr. Pettit	$1,350,000

Ms. Glazner	$850,000

Mr. Winston	$750,000

To determine the total number of RSUs and PSUs to grant to each NEO, we divide the LTI Target Grant Value set forth above by the closing price of our Common Stock on the date of grant, and then we grant half that amount as RSUs and the other half as PSUs. Note that the amount reported in the “Stock Awards” column of the Summary Compensation Table reflects the grant date fair value of the RSUs and PSUs determined in accordance with FASB ASC Topic 718, which may be different that the target grant values reported above.

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Compensation Discussion and Analysis

Summary of Terms of PSUs and RSUs

The general terms for the PSUs and RSUs awarded to the NEOs in 2025 are listed below:

	PSUs	RSUs

Performance Metrics	• Relative Total Stockholder Return (“RTSR”) • Return on Invested Capital (“ROIC”) • Free Cash Flow Conversion (“FCF Conversion”)	None

Performance Period	• Three years (2025-2027)	None

Vesting Period	Earned awards, if any, vest in full on third anniversary of the grant date	Award vests 1/3 per year on the first three anniversaries of the grant date

Forfeiture/Settlement	Earned only upon achievement of at least threshold performance level, and paid out in Wabash Common Stock upon vesting	Forfeitable until vesting date, at which time they are settled in Wabash Common Stock

Performance Share Unit Performance Metrics

The Committee added the free cash flow conversion metric and adjusted the weighting for the 2025 PSUs, as summarized in the table below:

PSUS GRANTED IN 2021, 2022 AND 2023

METRIC	WEIGHTING

Relative Total Stockholder Return (“RTSR”)	50%

Free Cash Flow Conversion (“FCF Conversion”)	25%

Return on Invested Capital (“ROIC”)	25%

The Committee retained RTSR (previously 75% weighting) because, among other things, it emphasizes the Company’s focus on long-term stockholder value creation and outperformance versus peers. ROIC was also retained (previously 25% weighting) to incentivize the achievement of above-market returns on our cost of capital and to balance the earnings measure in our MIP with a balance sheet measure. The Committee added FCF Conversion because it is a key financial performance indicator that measures our ability to generate cash from operations, which is critical to supporting the Company’s multi-year strategic plan and key Company initiatives.

RTSR, ROIC, and FCF Conversion are each measured independently of the other in calculating whether LTI Plan participants will earn the PSUs attributable to such metric. However, if the price of our common stock increases by more than a multiple of four between the grant date of the award and the settlement date, then the total number of shares issued in settlement of the PSUs will be reduced by taking the number of shares that would otherwise be issued absent any limitation and multiplying it by a fraction, the numerator of which is four times the fair market value of a share on the date of grant of the PSUs, and the denominator of which is the fair market value of a share on the date immediately before settlement of the award.

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Compensation Discussion and Analysis

Relative Total Stockholder Return

RTSR measures our total stockholder return against the total stockholder return of our peers. Prior to 2025 RTSR was measured relative to a group of similarly cyclical companies (the “Cyclical Peer Group”) over a three-year period; however after reevaluating the Cyclical Peer Group, the Committee believes the fairest way to reward Company performance with regard to stockholder return is to track the S&P SmallCap 600 Industrials Index (the “SmallCap Industrials Index”). The use of the SmallCap Industrials Index was approved by the Committee, following consultation with FW Cook, to simplify the administrative process and align compensation with an appropriate market and industry performance index, as confirmed by analytical testing. As a result, the 2025 PSUs that relate to RTSR will be measured versus the SmallCap Industrials Index, with the start of the performance period being the close of the NYSE markets on December 31, 2024, and our relative ranking versus the SmallCap Industrials Index measured at the completion of the performance period (close of NYSE market on December 31, 2027). RTSR will be measured on full-month stock performance for December 2024 versus December 2027 (using average closing stock price performance for each month) by including only those companies who are in the SmallCap Industrials Index as of the close of business on December 31, 2024, and continue as independent, publicly-traded companies on December 31, 2027.

The Company must achieve an RTSR that puts it at the 25th percentile or above within the Cyclical Peer Group by the end of the three-year performance period for the NEOs to earn at least 50% of the PSUs tied to the RTSR metric. The chart below details the potential RTSR award rates for various percentile ranking. Performance that is between the performance levels set forth below will be interpolated.

Wabash Ranking Against Cyclical Peer Group	% of PSUs Earned

80th or Greater Percentile	200% (Maximum)

50th Percentile	100% (Target)

25th Percentile	50% (Threshold)

Return on Invested Capital

Return on Invested Capital for purposes of the 2025 PSUs will be measured as the three-year average of the trailing 36-month net operating profit after tax on December 31, 2027, divided by the average of month-end invested capital (excluding cash) for each month beginning December 31, 2023, and ending December 31, 2026, but adjusted to exclude the following items, which are generally outside of management’s control or are atypical and outside the Compensation Committee’s purview when establishing the performance goals: any cumulative effects of changes in GAAP during the performance period; cumulative effect of changes in applicable tax laws resulting in a discrete item of tax expense or benefit to the Company during the performance period; the transaction costs (including legal, due diligence and investment banking expenses) of any merger, acquisition or divestiture consummated during the performance period that has a total purchase or sale price of more than $30 million; any asset write-down or goodwill impairment expense during the performance period that exceeds $3 million; expenses associated with judgments or the settlement of any claims during the performance period that exceed $3 million; and the effects of items that are either of an unusual nature or infrequently occurring, as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01 (collectively, the “Adjustments”).

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Compensation Discussion and Analysis

The chart below shows the level of ROIC performance that is necessary for the NEOs to earn the PSUs tied to such metric:

ROIC	% OF PSUs EARNED

18%	200% (Maximum)

14%	100% (Target)

10%	50% (Threshold)

Results below the threshold level will result in no portion of the ROIC PSUs being earned. If performance results are between the threshold and target, or target and maximum, performance levels set forth above, then the percent of PSUs earned will be interpolated.

Free Cash Flow Conversion

FCF Conversion for purposes of the 2025 PSUs is the quotient, expressed as a percentage, of the cumulative free cash flow of the Company for 2025-2027, divided by the Company’s cumulative net income for 2025-2027, in each case determined after application of the Adjustments, less TaaS-related capital expenditures, and other extraordinary or unanticipated items, as determined by the Committee.

The chart below shows the level of FCF Conversion performance that is necessary for the NEOs to earn the PSUs tied to such metric:

FCF Conversion	% OF PSUs EARNED

125%	200% (Maximum)

100%	100% (Target)

75%	50% (Threshold)

Payout of 2023 PSUs With Performance Cycle Ending December 31, 2025

During 2023, we granted PSUs having a performance period which ended on December 31, 2025, under the 2023 LTI Plan. As noted below, the PSUs under the 2023 LTI Plan were based 75% on RTSR and 25% on ROIC. The RTSR was measured over the three-year period beginning January 1, 2023, and ending December 31, 2025, and the ROIC portion was measured as the three-year average return for calendar years 2023 through 2025. Both goals were achieved below threshold, and as a result, none of the PSU granted in February 2023 were earned.

Perquisites

We offer our NEOs various perquisites that the Committee believes, based on its annual compensation review, are reasonable to remain competitive. These perquisites constitute a small percentage of total compensation, and, for 2025, included only executive physicals and a gross up on such benefit. For more information on these perquisites and to whom they are provided, see footnote 3 to the Summary Compensation Table. In addition to the items reported in the Summary Compensation Table, NEOs, as well as other Company employees, are provided access to seats at a local sporting venue for personal use when not occupied for business purposes, in each case at no incremental cost to the Company.

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Compensation Discussion and Analysis

Retirement and Deferred Compensation Benefits

Retirement Benefit Plan

The Company has adopted a Retirement Benefit Plan that is applicable to our NEOs. The purpose of the plan is to clearly define benefits that are to be provided to qualified employees who retire from the workforce after service to the Company. Additional information regarding this Plan, including definitions of key terms and a quantification of retirement benefits, is set forth below in the section entitled Potential Payments on Termination or Change in Control.

Tax-qualified Defined Contribution Plan

We maintain a tax-qualified defined contribution plan in the form of a traditional 401(k) plan with a Roth 401(k) option, either of which is available to a majority of the Company’s employees, including the NEOs. When the Company’s financial performance allows, the Company matches dollar-for-dollar the first 3% of compensation an employee places into these plans and matches one-half of the next 2% contributed by the employee to the plan, up to federal limits. Any annual Company matches are reported under the “All Other Compensation” column, and related footnote 3 of the Summary Compensation Table.

Deferred Compensation Benefits

We maintain a non-qualified deferred compensation plan that allows eligible highly-compensated employees, including the NEOs, to voluntarily elect to defer receipt of all or a part of their cash compensation (base salary and MIP payouts). The Company matches dollar-for-dollar the first 3% of compensation an employee places into the non-qualified deferred compensation plan and matches one-half of the next 2% the employee contributes to the plan, up to a maximum of 5% of the participant’s deferred earnings. Any annual Company matches are reported under the “All Other Compensation” column and related footnote 3 of the Summary Compensation Table.

Participants may elect to invest amounts deferred under this program into one or more investment funds available under the non-qualified deferred compensation plan from time to time. We do not guarantee earnings on any investments or otherwise pay any above-market earnings on participants’ accounts. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following retirement, as well as limited in-service distributions. The non-qualified deferred compensation plan is unfunded and subject to forfeiture in the event of bankruptcy.

We make the non-qualified deferred compensation plan available to our highly-compensated employees as a means to attract, retain, and motivate employees by providing an additional method to save for retirement and a mechanism to defer taxation on a portion of compensation. Similar deferred benefits are commonly offered by companies with whom we compete for talent.

For additional information, see the Non-Qualified Deferred Compensation Table below.

Severance and Change in Control Benefits

Executive Severance Plan

We maintain the Wabash National Corporation Executive Severance Plan (the “ESP”), which provides severance protections to certain executives who are designated by the Compensation Committee as eligible to participate in the ESP, including all of the NEOs. The ESP is not intended to duplicate any benefits that may be provided under other Company compensation plans or arrangements, but rather to provide benefits to certain executives who agree to execute a release, non-compete, and non-solicitation agreement with the Company upon non-cause based terminations. For additional information regarding the ESP, including definitions of key terms and benefits, see the section below entitled Potential Payments on Termination or Change in Control.

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Compensation Discussion and Analysis

Change in Control Plan

We have adopted a Change in Control Plan applicable to NEOs as well as other executives of the Company who are specifically designated by our Board of Directors. We determined that this plan was appropriate based on the prevalence of similar plans within the market, as well as the dynamic nature of the business environment in which we operate. We also believe the Change in Control Plan is an appropriate tool to motivate executive officers to exhibit the proper behavior when considering potential business opportunities because defining compensation and benefits payable under various merger and acquisition scenarios enable the NEOs to set aside personal financial and career objectives and focus on maximizing stockholder value. Furthermore, the Change in Control Plan encourages continuity of the leadership team through the completion of the change in control because the plan does not provide any benefits as the result of an NEO’s voluntary termination of employment.

Additional information regarding the Change in Control Plan, including definitions of key terms and a quantification of benefits that would be received assuming a triggering event on December 31, 2025, is set forth below in the Potential Payments on Termination or Change in Control — Payment and Benefit Estimates table.

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Compensation Discussion and Analysis

Executive Stock Ownership Guidelines
Our stock ownership guidelines encourage our executive officers to maintain a certain equity stake in the Company, which aligns their interests with those of other stockholders. Our current stock ownership guidelines provide that each executive is required to hold 100% of the net number of Company shares received through the Company’s incentive compensation plans, meaning the total number of shares received less the number of shares that would need to be sold, withheld, or tendered to pay withholding taxes and, if applicable, the exercise price of stock options (the “Executive Holding Requirement”) until the executive achieves the target ownership levels set for his/her position. Once a Company executive has achieved his/her stated target ownership level, s/he is no longer required to adhere to the Executive Holding Requirement, unless and until his/her ownership level falls below the target. The target ownership levels are as follows:

CEO	Five (5) times base salary

CFO, COO	Three (3) times base salary

Other Executive Officers	Two-and-one-half (2 1 / 2 ) times base salary
For purposes of calculating target ownership levels, the following types of Company shares are counted: stock owned by the executive (including through retirement plans); vested and unvested restricted stock and restricted stock units; and performance stock units deemed earned, but not yet vested. Company executives are required to comply with the guidelines and the Executive Holding Requirement immediately upon hire or promotion and the Compensation Committee reviews compliance with the guidelines on a periodic basis. As of December 31, 2025, all our NEOs were in compliance with the guidelines, either because each NEO had met his or her target ownership level or because he or she was adhering to the Executive Holding Requirement.
Anti-Hedging Rules
Our Securities Trading Policy also includes anti-hedging rules, which prohibits certain executive officers, including our NEOs, and other employees from engaging in, directly or indirectly:

•	selling short our Common Stock;

•	pledging of Company securities and/or holding Company securities in margin accounts; and

•
transactions in derivative securities (including put and call options), zero-cost
collars, equity swaps, exchange funds and forward sale contracts, or any other hedging and/or offsetting transactions regarding our Common Stock that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities.

The following is a list of the specific current employees that are covered by the anti-hedging rules in our Securities Trading Policy: (1) all directors and executive officers as defined under Section 16 of the Exchange Act, (2) all direct reports to our CEO, (3) all Directors of Finance, (4) all Financial Reporting Department employees, (5) all Tax and Treasury Department employees, (6) all employees regularly and routinely involved in corporate-wide business development and/or mergers and acquisitions activities and reviews, and (7) all executive assistants to the CEO, CFO, General Counsel and certain other senior officers and managers. In addition, the Company may deem additional persons to be temporarily subject to the anti-hedging rules based upon certain activities or circumstances in its discretion.
Timing of Equity
Awards
We generally grant annual equity awards during the first quarter of our fiscal year, although timing may change from year to year. The Committee may also make grants mid-year
from time to time for new hires, new promotions, or based on other business needs, in its discretion. The Committee does not take material nonpublic information

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Compensation
Discussion
and
Analysis

into account when determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Recovery Policy
We have adopted and maintained a compensation recovery policy designed to comply with the SEC’s recently issued regulations and the implementing NYSE listing standards. This policy provides that, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover reasonably promptly the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over (2) the amount that would have been received had it been determined based on the restated financials.
Compensation Risk Assessment
Our Compensation Committee is responsible for assessing our compensation policies and practices for all employees, including non-executive
officers, to determine if the risks arising from these programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee meets at least annually with our management and the Committee’s independent compensation consultant to review and discuss any potential risks related to our employee compensation plans and programs. Among other things, the Compensation Committee evaluates our pay philosophy, balance of cash and equity compensation, balance of long-term and short-term performance periods in our plans and programs, our use of absolute and relative performance metrics that encourage management to act in the long-term interest of our shareholders, and the payout curves for our incentive plans. The Compensation Committee also considers our governance and administrative practices related to our incentive plans, such as our stock ownership guidelines, clawback policy, and anti-hedging and pledging policies. Based on its review, the Compensation Committee has determined that there are no risks arising from our compensation programs that are reasonably likely to have a material adverse effect on the Company.

52	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Wabash National Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (including through incorporation by reference to this Proxy Statement).

COMPENSATION COMMITTEE

John G. Boss, Chair

Therese M. Bassett

Larry J. Magee

Ann D. Murtlow

WABASH NATIONAL CORPORATION	2026 Proxy Statement	53

Executive Compensation Tables

In this section, we provide tabular and narrative information regarding the compensation of our NEOs for the fiscal year ended December 31, 2025.

Summary Compensation Table for the Year Ended December 31, 2025

The following table summarizes the compensation of the NEOs for the year ended December 31, 2025, and for the years ended December 31, 2024 and 2023.

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS (1)	NON-EQUITY INCENTIVE PLAN COMPENSATION (2)	ALL OTHER COMPENSATION (3)	TOTAL
Brent L. Yeagy President, Chief Executive Officer, Director	2025	$1,116,923	$—	$4,315,589	$205,827	$79,187	$5,717,526
	2024	$1,090,385	$—	$4,715,454	$—	$134,879	$5,940,718
	2023	$1,037,500	$—	$4,657,736	$1,783,320	$134,646	$7,613,202
Patrick J. Keslin Senior Vice President, Chief Financial Officer(4)	2025	$469,038	$—	$588,491	$62,172	$41,169	$1,160,870
	2024	$326,333	$—	$99,720	$—	$33,890	$459,943

Michael N. Pettit Senior Vice President, Chief Growth Officer(5)	2025	$563,461	$—	$1,324,102	$72,220	$45,592	$2,005,375
	2024	$552,115	$—	$1,375,315	$—	$67,019	$1,994,449
	2023	$530,385	$—	$1,107,610	$625,320	$65,819	$2,329,134
M. Kristin Glazner Senior Vice President, Chief Administrative Officer, Corporate Secretary	2025	$517,615	$—	$833,695	$66,317	$43,871	$1,461,498
	2024	$503,269	$—	$898,161	$—	$62,408	$1,463,838
	2023	$468,269	$—	$852,001	$550,050	$60,457	$1,930,777
Donald Winston Senior Vice President, Chief Operating Officer(6)	2025	$493,462	$—	$735,619	$62,800	$42,328	$1,334,209

(1)

Amounts represent, the aggregate grant date fair value of grants of RSUs and PSUs made to each NEO during 2025 under the Company’s 2025 Executive LTI Plan, in each case, as computed in accordance with FASB ASC Topic 718, which (1) excludes the effect of estimated forfeitures and (2) assumes that the PSUs are earned at Target. The amounts shown for the PSU awards at the “Target” performance levels are as follows: Mr. Yeagy – $2,115,584; Mr. Keslin – $288,481; Mr. Pettit – $649,101; Ms. Glazner – $408,688; Mr. Winston – $360,615. If the Company achieves “Maximum” performance levels for both PSU performance metrics, then the value of the PSUs would be as follows: Mr. Yeagy – $4,399,997; Mr. Keslin – $599,983; Mr. Pettit – $1,350,003; Ms. Glazner – $849,989; Mr. Winston – $750,007. Further information regarding the valuation of equity awards can be found in Note 16 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2)	Represents amounts paid pursuant to our MIP.

54	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

(3)	Amounts in this column consist of the following amounts:

NAME	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS (a)	EXECUTIVE PHYSICAL (b)	TOTAL ALL OTHER COMPENSATION

Brent L. Yeagy	$73,085	$6,102	$79,187

Patrick J. Keslin	$35,248	$5,920	$41,169

Michael N. Pettit	$39,499	$6,093	$45,592

M. Kristin Glazner	$37,422	$6,449	$43,871

Donald Winston	$36,250	$6,078	$42,238

(a)	Includes Company matches of amounts deferred by an NEO into the Company’s 401(k) and non-qualified deferred compensation plans.

(b)

Includes a tax gross up on the reimbursement of the executive physical for the following amounts: Mr. Yeagy – $1,102; Mr. Keslin – $920; Mr. Pettit – $1,093; Ms. Glazner – $1,449; and Mr. Winston – $1,078.

(4)	Mr. Keslin was appointed to Senior Vice President, Chief Financial Officer on September 1, 2024, prior to which he was not an executive officer.

(5)	Mr. Pettit was appointed Senior Vice President, Chief Growth Officer on September 1, 2024, prior to which he was Senior Vice President, Chief Financial Officer.

(6)	Mr. Winston was hired in January 2024 and promoted to Senior Vice President, Chief Operating Officer on January 15, 2025, prior to which he was not an executive officer.

WABASH NATIONAL CORPORATION	2026 Proxy Statement	55

Executive Compensation Tables

Grants of Plan-Based Awards for the Year Ended December 31, 2025

The following table summarizes the awards we made under our MIP and LTI Plan to our NEOs in 2025.

		ESTIMATED POSSIBLE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (3) (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (4) ($)
NAME	GRANT DATE (1)	THRESHOLD ($) (35%)	TARGET ($) (100%)	MAXIMUM ($) (200%)	THRESHOLD (#) (50%)	TARGET (#) (100%)	MAXIMUM (#) (200%)

Brent L. Yeagy		$458,850	$1,311,000	$2,622,000

	2/12/2025				87,025	174,051	348,101		$2,115,584

	2/12/2025							174,051	$2,200,005

Patrick J. Keslin		$138,600	$396,000	$792,000

	2/12/2025				11,867	23,734	47,467		$288,481

	2/12/2025							23,735	$300,010

Michael N. Pettit		$161,000	$460,000	$920,000

	2/12/2025				26,701	53,402	106,804		$649,101

	2/12/2025							53,402	$675,001

M. Kristin Glazner		$147,840	$422,400	$844,800

	2/12/2025				16,812	33,623	67,246		$408,688

	2/12/2025							33,624	$425,007

Donald Winston		$140,000	$400,000	$800,000

	2/12/2025				14,834	29,668	59,336		$360,615

	2/12/2025							29,668	$375,004

(1)

These columns show potential cash payouts under our 2025 MIP as described in the section titled “Management Incentive Plan” in the CD&A. The amount shown as the “threshold” payout assumes both performance goals under the 2025 MIP were achieved at the threshold level, though actual payouts could be less.

(2)	Represents the potential payout range of PSUs granted in 2025 pursuant to the 2017 Omnibus Incentive Plan.

(3)	Represents the number of RSUs granted in 2025 pursuant to the 2017 Omnibus Incentive Plan.

(4)

The amounts shown in this column represent the grant date fair market value of the PSUs and RSUs, as determined pursuant to FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amount reported for the PSUs represents the grant date fair value assuming the target performance goals were met.

56	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Outstanding Equity Awards as of December 31, 2025

The following table summarizes all equity awards that were granted in 2025 and prior years that remain outstanding as of December 31, 2025. As of December 31, 2025, no named executive officer held any stock options.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT YET VESTED (#) (1)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($) (2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT YET VESTED ($) (2)

Brent L. Yeagy	—	—	—	—	—	294,822	$2,550,210	126,753	$1,096,413

Patrick J. Keslin	—	—	—	—	—	27,354	$236,612	11,867	$102,650

Michael N. Pettit	—	—	—	—	—	85,921	$743,217	38,288	$331,191

M. Kristin Glazner	—	—	—	—	—	56,844	$491,701	24,379	$210,878

Donald Winston	—	—	—	—	—	41,976	$363,092	14,834	$128,314

WABASH NATIONAL CORPORATION	2026 Proxy Statement	57

Executive Compensation Tables

(1)

This column includes all outstanding RSUs plus the PSUs for which the performance period was completed as of December 31, 2025, but that remained unvested and subject to a continued employment requirement. The vesting dates of these awards are as follows:

NAME	VESTING DATE	NUMBER OF UNITS

Brent L. Yeagy	2/15/2026	69,490	*

	2/12/2026	58,017

	2/14/2026	25,640

	2/12/2027	58,017

	2/14/2027	25,641

	2/12/2028	58,017

Patrick J. Keslin	2/15/2026	1,103	*

	2/12/2026	7,911

	2/14/2026	1,258

	2/12/2027	7,912

	2/14/2027	1,258

	2/12/2028	7,912

Michael N. Pettit	2/15/2026	17,069	*

	2/12/2026	17,800

	2/14/2026	7,725

	2/12/2027	17,801

	2/14/2027	7,725

	2/12/2028	17,801

M. Kristin Glazner	2/15/2026	13,130	*

	2/12/2026	11,208

	2/14/2026	5,045

	2/12/2027	11,208

	2/14/2027	5,045

	2/12/2028	11,208

Donald Winston	2/12/2026	9,889

	2/14/2026	1,987

	4/29/2026	2,500

	10/29/2026	1,667

	2/12/2027	9,889

	2/14/2027	1,987

	4/29/2027	2,500

	10/29/2027	1,667

	2/12/2028	9,890

*	Represents the RSUs that were granted on 2/15/2023.

(2)	Market value is equal to the closing price of our common stock on December 31, 2025 (the last trading day of the year) as reported on the NYSE ($8.65 per share), times the number of unvested shares.

58	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

(3)

The number of PSUs shown in this column reflects the threshold performance level for the 2024 and 2025 awards in accordance with SEC regulations requiring that the number of PSUs shown be based on achieving threshold performance goals or, if the previous fiscal year’s performance has exceeded the threshold, the next higher performance measure (target or maximum) that exceeds the previous fiscal year’s performance. The vesting dates for these awards are as follows:

NAME	VESTING DATE	NUMBER OF UNITS

Brent L. Yeagy	2/14/2027	39,728

	2/12/2028	87,025

Patrick Keslin	2/12/2028	11,867

Michael N. Pettit	2/14/2027	11,587

	2/12/2028	26,701

M. Kristin Glazner	2/14/2027	7,567

	2/12/2028	16,812

Donald Winston	2/12/2028	14,834

Option Exercises and Stock Vested During 2025

The following table sets forth information concerning the exercise of options and the vesting of stock awards during 2025 by each of the NEOs:

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (2)

Brent L. Yeagy	—	—	253,265	$3,130,541

Patrick J. Keslin	—	—	4,157	$51,547

Michael N. Pettit	—	—	61,921	$767,820

M. Kristin Glazner	—	—	47,196	$585,230

Donald Winston	—	—	6,152	$63,371

(1)	Calculated as the number of shares received on exercise multiplied by the difference between the market price of our stock at the time of exercise and the exercise price of the options.
(2)	Calculated as the number of shares vested multiplied by the market price of stock on the date of vesting.

WABASH NATIONAL CORPORATION	2026 Proxy Statement	59

Executive Compensation Tables

Non-Qualified Deferred Compensation

The table below sets forth, for each NEO, information regarding participation in our non-qualified deferred compensation plan.

NAME	EXECUTIVE CONTRIBUTION (IN LAST FY) (1)	REGISTRANT CONTRIBUTION (IN LAST FY) (2)	AGGREGATE EARNINGS (IN LAST FY) (3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS	AGGREGATE BALANCE (AT LAST FYE) (4)

Brent L. Yeagy	$66,137	$52,910	$376,594	—	$3,376,497

Patrick J. Keslin	$85,624	$21,248	$56,780	—	$615,954

Michael N. Pettit	$26,150	$22,610	$87,722	—	$1,501,957

M. Kristin Glazner	$24,021	$20,769	$73,991	—	$645,570

Donald Winston	$39,028	$22,250	$4,731	—	$92,467

(1)

Amounts reflected in this column represent a portion of each NEO’s salary deferred in 2025. It also reflects the portion of the MIP award earned in 2025, but not paid until 2026, that each NEO elected to defer. 100% of these amounts are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table.

(2)	Represents Company matching contributions. 100% of these amounts are also included in the Summary Compensation Table under the “All Other Compensation” column.

(3)

Amounts reflected in this column include changes in plan values during the last fiscal year, as well as any dividends and interest earned by the plan participant with regard to the investment funds chosen by such participant during the fiscal year. No portion of this amount was reported in the Summary Compensation Table for 2025.

(4)

The following represents the extent to which the amounts that are reported in this aggregate balance column were previously reported as compensation to our NEOs in our Summary Compensation Table in years prior to 2025:

NAME	PRIOR YEARS ($)

Brent L. Yeagy	$1,989,167

Patrick J. Keslin	$29,370

Michael N. Pettit	$808,032

M. Kristin Glazner	$307,692

Donald Winston	$—

Potential Payments on Termination or Change in Control

The section below describes the payments that may be made to NEOs in connection with a change in control or pursuant to certain termination events in 2025.

Retirement Benefit Plan

The Company maintains a Retirement Benefit Plan that is applicable to all employees, including our NEOs. The Plan provides that Retirees (as defined below) will receive the following benefits upon his or her retirement:

•	ability to exercise vested stock options through the 10th anniversary of the grant date;

•

ability to earn a pro-rata portion of any outstanding PSUs based on the portion of the performance period that the Retiree was employed, to be paid at the end of the performance period based on actual performance;

•	full vesting of all RSUs granted more than twelve (12) months prior to the Retiree’s retirement date;

•	payment of all eligible and unused vacation pay;

•	prorated MIP award payout for the year of retirement; and

60	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

•	service awards for retirees celebrating a 5, 10, 15, 20 or greater service anniversary in their year of retirement.

A “Retiree” is defined as: (a) an employee attaining at least 65 years of age, with no service requirement, as of his/her date of retirement, or (b) an employee attaining at least 55 years of age, who has completed his/her 10th year of service with the Company as of his/her date of retirement.

Benefits Upon Death or Disability

Pursuant to a policy adopted in 2016, all equity awards granted during 2016 and later shall vest in full (and without proration) in the event of an employee’s termination of employment due to death or disability.

Executive Severance Plan

As noted previously in the CD&A, the Company maintains an Executive Severance Plan (“ESP”) that provides additional benefits to certain designated executives, including our NEOs, in the event we terminate their employment without cause. For purposes of the Plan, “cause” is defined as: (i) a participant’s willful and continued failure to perform his or her principal duties; (ii) conviction of, or a plea of guilty or nolo contendere to, any misdemeanor involving moral turpitude or dishonesty or any felony; (iii) illegal conduct or gross misconduct which results in material and demonstrable damage to the business or reputation of the Company or an affiliate; (iv) gross negligence resulting in material economic harm to the Company or an affiliate; (v) material violation of the Company’s applicable Code of Business Conduct and Ethics or similar policy; or (vi) a participant’s breach of the restrictive covenants set out in the Plan (as described below). A “termination without cause” does not include terminations due to disability or death.

If we terminate an NEO without cause, the NEO would be entitled to receive the following severance benefits under the ESP:

•

Cash severance payments equal to a multiple of the sum of the participant’s (a) annual base salary and (b) target MIP award for the year of termination, payable in installments over the applicable severance period. The applicable multiple for the CEO is two times the above sum. The applicable multiple for the other NEOs is one and a half times the above sum;

•	A pro-rated MIP award payout for the year of termination, based upon actual Company performance through the end of the performance period;

•

Payment of any annual cash incentive bonus (MIP Award) that was otherwise earned for the fiscal year that ended prior to the termination of the participant’s employment, to the extent not previously paid;

•

Subject to the participant’s election of COBRA coverage, payment or reimbursement of the Company’s portion of medical, dental and vision care premiums for a period equal to (a) 24 months for the CEO, or (b) 18 months for the other NEOs; and

•	Outplacement services with a cost to the Company not in excess of $30,000.

To receive any of the severance benefits described above, a participant must agree to release all claims against the Company and its affiliates and comply with covenants not to compete with the Company, not to solicit or interfere with customers of the Company and not to solicit Company employees or contractors, in each case for a period equal to 24 months following termination, in the case of our CEO, or 18 months following termination in the case of our other NEOs.

If a participant’s employment is terminated in connection with a change in control of the Company in circumstances that would entitle the participant to severance benefits under the Change in Control Plan described below, then the participant will receive severance benefits only under the Change in Control Plan, and not under the ESP.

WABASH NATIONAL CORPORATION	2026 Proxy Statement	61

Executive Compensation Tables

Change in Control Plan

We also maintain a Change in Control Plan that provides severance benefits to certain designated executives, including our NEOs, in the event their employment is terminated without cause, or they are terminated for good reason, in either case within two years of a change in control (which we refer to as a “Qualifying Termination”). Under the Change in Control Plan:

•

a “change in control” means that (i) any person or group (other than any person or group that already owned more than 50% of the total fair market value of Company stock) acquires more than 50% of the total fair market value of Company stock; (ii) any one person or group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company that represents 30% or more of the total voting power of Company stock; (iii) a majority of members of the Board is replaced during any 12-month period (without the approval of the incumbent directors); or (iv) any person or group acquires ownership of all or substantially all of the assets of Company.

•

“cause” means the employee’s (i) willful and continued failure to perform his duties; (ii) chronic alcoholism or addiction to non-medically prescribed drugs; (iii) theft or embezzlement of Company property; (iv) conviction of, or plea of nolo contendere to, a felony or misdemeanor involving moral turpitude; or (v) material breach of any agreement with the Company.

•

“good reason” means (i) a material diminishment of the executive’s position; (ii) assignment of duties to the executive that are materially inconsistent with duties performed prior to the change in control; (iii) a material breach of any agreement with the executive; (iv) for an executive officer of the Company, no longer being employed by the parent entity; (v) a material reduction in the executive’s base salary and annual bonus; or (vi) requiring the executive to relocate by more than 50 miles.

If an NEO experiences a Qualifying Termination, then he or she is entitled to the following benefits:

•

a cash severance payment equal to two times (three times for the CEO) the sum of (i) the NEO’s annual base salary plus (ii) the NEO’s Target Annual Bonus. The Target Annual Bonus is equal to the greater of (A) the NEO’s target MIP award for the year of termination, and (B) the average MIP bonus earned by the NEO for the prior two calendar years;

•	a pro-rata portion of the executive’s Target Annual Bonus for the year in which the Qualifying Termination occurs;

•	health continuation benefits for 18 months; and

•	outplacement counseling services up to a cost of $25,000.

To receive any of the severance benefits described above, a participant must agree to release all claims against the Company and its affiliates and comply with covenants not to compete with the Company and not to solicit customers or employees, in each case for a period equal to 24 months following termination.

Change in Control Benefits Under our LTI Plan

In addition to the above-described benefits under our Change in Control Plan, the NEOs may also receive accelerated vesting under our LTI Plan if outstanding LTI awards are not assumed in the change in control transaction. Specifically, if not assumed in the transaction, (i) all PSUs shall be deemed earned at target if less than half the performance period has been completed or based on actual performance if more than half the performance period has been completed (or at target if performance is not determinable); (ii) all outstanding RSUs shall vest in full; and (iii) all outstanding stock options shall vest in full and be immediately exercisable for a period of 15 days prior to the scheduled consummation of the corporate transaction. In lieu of the foregoing, the Compensation Committee may, in its direction, cash out all outstanding awards.

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Executive Compensation Tables

For the sake of clarity, no accelerated vesting will occur if the successor agrees to assume or continue the outstanding awards, or to substitute each outstanding award for a similar award relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award. However, if an NEO is thereafter terminated within 12 months of the change in control event, any assumed award will vest immediately upon the NEO’s termination.

Potential Payments on Termination or Change in Control – Payment and Benefit Estimates

The table below shows the estimated payments that would have been made to the NEOs pursuant to the policies and agreements described above assuming the applicable triggering event occurred on December 31, 2025, and using the share price of $8.65 for our Common Stock as of December 31, 2025, which was the closing price on the NYSE on the last trading day of 2025. The tables below assume that the NEO executes of a release and fully complies with any restrictive covenants and other requirements to receive benefits under the Company’s plans and policies described above.

NAME	CASH SEVERANCE (1)	PRO-RATA MIP BONUS (2)	ACCELERATED VESTING OF PSUs (3)(4)	ACCELERATED VESTING OF RSUs (3)(5)	WELFARE BENEFITS CONTINUATION (6)	TOTAL ($)

Brent L. Yeagy

Termination Without Cause (7)	$4,902,000	$205,827	$480,014	$1,044,669	$67,270	$6,699,780

Termination Following a Change in Control	$7,353,000	$1,311,000	$1,849,184	$2,550,210	$52,952	$13,116,346

Change in Control Only (3)	—	—	$1,849,184	$2,550,210	—	$4,399,394

Retirement	—	—	$480,014	$1,044,669	—	$1,524,683

Termination due to Death or Disability	—	—	$1,849,184	$2,550,210	—	$4,399,394

Patrick J. Keslin

Termination Without Cause	$1,336,500	$62,172	—	—	$57,952	$1,456,624

Termination Following a Change in Control	$1,782,000	$396,000	—	$236,612	$52,952	$2,467,564

Change in Control Only (3)	—	—	—	$236,612	—	$236,612

Retirement	—	—	—	$31,304	—	$31,304

Termination due to Death or Disability	—	—	—	$236,612	—	$236,612

Michael N. Pettit

Termination Without Cause	$1,552,500	$72,220	—	—	$57,952	$1,682,672

Termination Following a Change in Control	$2,070,000	$460,000	$562,155	$743,217	$52,952	$3,888,324

Change in Control Only (3)	—	—	$562,155	$743,217	—	$1,305,372

Retirement	—	—	$143,806	$281,289	—	$425,095

Termination due to Death or Disability	—	—	$562,155	$743,217	—	$1,305,372

M. Kristin Glazner

Termination Without Cause	$1,425,600	$66,317	—	—	$48,800	$1,540,716

Termination Following a Change in Control	$1,900,800	$422,400	$356,294	$491,701	$43,800	$3,214,994

Change in Control Only	—	—	$356,294	$491,701	—	$847,995

Retirement	—	—	$92,114	$200,853	—	$292,967

Termination due to Death or Disability	—	—	$356,294	$491,701	—	$847,995

WABASH NATIONAL CORPORATION	2026 Proxy Statement	63

Executive Compensation Tables

NAME	CASH SEVERANCE (1)	PRO-RATA MIP BONUS (2)	ACCELERATED VESTING OF PSUs (3)(4)	ACCELERATED VESTING OF RSUs (3)(5)	WELFARE BENEFITS CONTINUATION (6)	TOTAL ($)

Donald Winston

Termination Without Cause	$1,350,000	$62,800	—	—	$58,310	$1,471,110

Termination Following a Change in Control	$1,800,000	$400,000	—	$363,092	$53,310	$2,616,402

Change in Control Only	—	—	—	$363,092	—	$363,092

Retirement	—	—	—	$106,464	—	$106,464

Termination due to Death or Disability	—	—	—	$363,092	—	$363,092

(1)

For each of the NEOs, cash severance amounts are determined under the ESP for terminations without cause and under the Change in Control plan for a Qualifying Termination following a Change in Control.

(2)

If an NEO were terminated as of December 31, 2025 under circumstances entitling them to severance under the ESP or the Change in Control Plan, then they would be entitled to their full MIP actual bonus for 2025 or their Target Annual Bonus (as defined above), respectively.

(3)	The amounts shown for a Change in Control Only assumes purchaser did not assume outstanding equity awards. If purchaser did assume outstanding awards, no accelerated vesting would occur.

(4)

Amounts reflected in this column for “Termination Following a Change in Control,” “Change in Control Only” and “Termination due to Death or Disability” include (i) the value of the earned PSUs granted in 2023 for which the performance period ended on December 31, 2025, (ii) the value of the unearned performance share units granted in 2024 based on the performance trend as of December 31, 2025, and (iii) the value of the unearned PSUs granted in 2025, assuming target performance. Amounts reflected in this column for “Retirement” include the performance share units described in (i) and a pro-rata portion of the performance share units described in (ii) and (iii).

(5)

Amounts reflected in this column for “Termination Following a Change in Control,” Change in Control Only” and “Termination due to Death or Disability” include all outstanding restricted stock units, and amounts reflected for “Retirement” included all RSUs granted prior to January 1, 2025.

(6)	Includes the value of outplacement counseling services and reimbursement for welfare benefits continuation.

(7)

Because Mr. Yeagy met the definition of “Retiree” under the Retirement Benefit Plan as of December 31, 2025, he would be eligible for the Retirement vesting of RSUs and PSUs if his employment was terminated by the Company without Cause. No other NEO met the definition of Retiree as of December 31, 2025.

Pay Ratio Disclosure

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our principal executive officer, our CEO, Mr. Yeagy, to our median employee’s annual total compensation.

We identified our median employee in 2025 using a multi-step process, as detailed below:

•

We determined, as of November 1, 2025, our gross employee population of individuals working at our parent company and consolidated subsidiaries, which was 4,460 employees. This population consisted of our full-time, part-time, and temporary employees located worldwide. We do not have any seasonal employees.

•

We then identified our median employee from our employee population (excluding our CEO) based on total 2024 W-2 earnings (or, for non-US employees, an estimate of what 2024 W-2 earnings would have been).

To calculate our ratio for 2025, we calculated the annual total compensation of the median employee and our CEO using the methodology required for disclosure of annual total compensation in the Summary Compensation Table, except that, as permitted by the SEC’s rules, we included the value of compensation provided to the median employee and to our CEO under our nondiscriminatory group health insurance and group life insurance programs that are available generally to all salaried employees. The aggregate value of the nondiscriminatory benefits included in the annual total compensation amounts reported below was $19,823 for our CEO and $6,426 for the median employee. The difference between our CEO’s annual total compensation as reported below for purposes of the CEO pay ratio disclosure and his annual total compensation as reported in the Summary Compensation Table is attributable to the inclusion of those nondiscriminatory benefits solely for purposes of determining the CEO pay ratio.

64	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

The CEO pay ratio reported below was determined using reasonable estimates as permitted by the SEC’s rules. This ratio should not be used as a comparison with pay ratios disclosed by other companies, as there may be material differences in the methodologies used by other companies to estimate their CEO pay ratios, as well as differences in worker populations, geographic locations, business strategies and compensation practices.

Annual Total Compensation of the CEO	$5,737,349

Annual Total Compensation of the Median Employee	$ 58,564

Ratio of CEO Annual Total Compensation to Median Employee Annual Total Compensation	98:1

WABASH NATIONAL CORPORATION	2026 Proxy Statement	65

Executive Compensation Tables

Pay Versus Performance Disclosure
In August 2022, the SEC adopted rules relating to Section 14(i) of the Securities Exchange Act of 1934, including Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which requires us to disclose information that compares our named executive officer (“NEO”) compensation actually paid to certain financial performance measures. The table below sets forth our pay versus performance disclosure, in accordance with SEC Item 402(v) of Regulation
S-K.

				Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (a)	Compensation Actually Paid to PEO ($) (b)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (c)	Average Compensation Actually Paid to Non-PEO NEOs ($) (d)	WNC TSR ($) (e)	Dow Jones Transportation Index TSR ($) (f)	Net Income (loss) attributable to common stockholders ($ in thousands) (g)	Operating income (loss) ($ in thousands) (h)

2025	5,717,526	899,944	1,490,488	675,608	55.11	138.78	211,639	307,505

2024	5,940,718	(2,771,896)	1,482,126	6,716	126.02	124.80	(283,075)	(356,104)

2023	7,613,202	10,805,272	2,136,064	2,761,160	188.79	123.75	231,855	311,900

2022	6,376,651	11,520,453	1,800,933	2,836,840	164.25	122.97	112,258	166,642

2021	4,605,980	4,901,091	1,142,820	1,203,318	138.99	149.86	1,164	33,542

(a)	The principal executive officer (“PEO”) is Brent L. Yeagy for all years shown.

(b)	Compensation actually paid (CAP) for 2025 to our PEO reflects the respective amounts set forth in column (a) of the table above, adjusted as set forth in the table below.

PEO	Brent L. Yeagy

SCT Total Compensation ($)	5,717,526

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(4,315,589)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	2,604,553

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(1,634,062)

Change in Fair Value of Stock and Option Awards from Prior years that Vested in the Covered Year ($)	(1,472,484)

Less: Fair Value of Stock and Option Awards Forfeited during the covered Year ($)	—

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—

Compensation Actually Paid ($)	899,944

(c)	The following are included in the average figures shown:
2025: Michael N. Pettit, M. Kristin Glazner, Patrick J. Keslin, Donald Winston
2024: Michael N. Pettit, Dustin T. Smith, Kevin J. Page, M. Kristin Glazner, Patrick J. Keslin
2021, 2022 and 2023: Michael N. Pettit, Dustin T. Smith, Kevin J. Page, M. Kristin Glazner

66	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

(d)	Compensation actually paid (CAP) to our non-PEO NEOs for 2025 reflects the respective amounts set forth in column (c) of the table above, adjusted as set forth in the table below.

Non -PEO NEOs	See column (c) note above

SCT Total Compensation ($)	1,490,488

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(870,477)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	525,354

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(290,087)

Change in Fair Value of Stock and Option Awards from Prior years that Vested in the Covered Year ($)	(179,671)

Less: Fair Value of Stock and Option Awards Forfeited during the covered Year ($)	—

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—

Compensation Actually Paid ($)	675,608

(e)	Represents the total shareholder return (TSR) of Wabash for the measurement periods ending December 31 of each of 2021, 2022, 2023, 2024 and 2025.

(f)	Represents the TSR of the Dow Jones Transportation Index for the measurement periods ending on December 31 of each of 2021, 2022, 2023, 2024 and 2025.

(g)	Reflects “Net Income” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2021, 2022, 2023, 2024 and 2025.

(h)	Company-selected Measure is Operating Income.

WABASH NATIONAL CORPORATION	2026 Proxy Statement	67

Executive Compensation Tables

Relationship between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” or “CAP” to our PEO and non-PEO
NEOs in 2021, 2022, 2023, 2024 and 2025 to (1) TSR of both Wabash and the Dow Jones Transportation Index, (2) Wabash’s net income and (3) Wabash’s income (loss) from operations.
“Compensation actually paid,” as defined by the SEC’s rules, fluctuates according to, among other things, the changing values of equity awards during the years shown in the table above based on stock price changes over time and projected and actual performance results. “Compensation actually paid” does not reflect the value ultimately realized by our NEOs, and we do not assess or design our NEOs’ compensation with direct reference to the relationship of “compensation actually paid” to the performance measures depicted below. For a discussion of how we design our executive compensation programs to incentivize strong performance and achievement of our business objectives, please see the Compensation Discussion and Analysis section in this proxy statement.

68	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Most Important Measures to Link Compensation Actually Paid to Company Performance for 2025
The five performance measures listed below represent the most important metrics we used to link CAP to Company performance for 2025 as further described in our Compensation Discussion and Analysis.

Most Important Performance Measures

1. Operating Income

2. Relative Total Shareholder Return

3. Average Return on Invested Capital

4. Net Working Capital as a Percentage of Sales

5. Free Cash Flow Conversion

WABASH NATIONAL CORPORATION	2026 Proxy Statement	69

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors in 2025 consisted at various times of Mr. Boss, Ms. Bassett, Mr. Priyadarshi, Mr. Sorensen, Mr. Magee and Ms. Murtlow. None of these individuals is currently, or has ever been, an officer or associate of Wabash or any of our subsidiaries. In addition, during 2025, none of our executive officers served as a member of a board of directors or on the compensation committee of any other entity that had an executive officer serving on our Board of Directors or on our Compensation Committee.

70	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plan as of December 31, 2025:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (3)

Equity Compensation Plans Approved by Security Holders	1,667,361	—	2,076,303

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,667,361	—	2,076,303

(1)

Consists of shares of Common Stock to be issued upon the settlement of unvested RSUs and PSUs (assuming target payout for any PSUs that were outstanding as of December 31, 2025), granted under the Wabash National Corporation 2017 Omnibus Incentive Plan and the Wabash National Corporation 2025 Omnibus Incentive Plan (the “2025 Plan”). As of December 31, 2025, there were no stock options outstanding under any equity compensation plan.

(2)

Because participants do not need to pay us anything to receive shares upon the vesting of RSUs and PSUs, and because there are no stock options outstanding, the weighted average exercise price is zero.

(3)	Consists of shares of Common Stock available for future issuance pursuant to the 2025 Plan.

WABASH NATIONAL CORPORATION	2026 Proxy Statement	71

Proposal 2 – Advisory Vote on the Compensation of Our Named Executive Officers

At our 2023 Annual Meeting, we held a non-binding, advisory stockholder vote on the frequency of future advisory stockholder votes on the compensation of our NEOs. Our stockholders expressed a preference that advisory stockholder votes on the compensation of our NEOs be held on an annual basis. The Company will ask its stockholders to consider an advisory vote on the compensation of our NEOs every year until the next vote of our stockholders on the frequency of such advisory votes at our 2029 annual meeting of stockholders pursuant to applicable SEC rules, at which time we will consider the outcome of the vote and decide how frequently to hold such future advisory votes. Accordingly, as required by Section 14A of the Exchange Act, we are asking stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the NEOs of our Company. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We urge you to read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement, which begin on page 37 and 54, respectively, as such sections provide details on the Company’s compensation programs and policies for our executive officers, including the 2025 compensation of our NEOs.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation. This say-on-pay vote is an advisory vote that is not binding on us.

The approval or disapproval by stockholders will not require the Board or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decisions on the compensation and benefits of our NEOs and on whether, and if so, how, to address stockholder disapproval remain with the Board and the Compensation Committee.

The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Wabash and its stockholders.

However, the Board and our Compensation Committee value the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions with respect to our executive officers. In that regard, the Board and our Compensation Committee carefully considered the results of last year’s say-on-pay vote, in which over 91% of voting stockholders voted in favor of our say-on-pay proposal, and took such results into account by continuing to emphasize the core principles of our compensation philosophy and best practices of our compensation programs.

The Board urges you to carefully review the CD&A section of this Proxy Statement, together with the executive compensation tables, and to approve the following resolution:

“RESOLVED, that the stockholders hereby approve on an advisory basis the compensation paid to the Wabash National Corporation named executive officers, as disclosed in the Wabash National Corporation Proxy Statement pursuant to the rules of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”

72	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 2 – Advisory Vote on the Compensation of Our Named Executive Officers

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” the approval of compensation of our named executive officers, as disclosed in this Proxy Statement.

WABASH NATIONAL CORPORATION	2026 Proxy Statement	73

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the accounting firm Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2026. Ernst & Young acted as our independent auditors for the year ended December 31, 2025. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions. The Audit Committee is responsible for hiring, compensating and overseeing the independent registered public accounting firm, and reserves the right to exercise that responsibility at any time. If the appointment of Ernst & Young is not ratified by the stockholders, the Audit Committee is not obligated to appoint another registered public accounting firm, but the Audit Committee will give consideration to such unfavorable vote.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Principal Accounting Fees and Services

The fees billed by Ernst & Young for professional services provided to us for the years ended December 31, 2025 and December 31, 2024 were as follows:

FEE CATEGORY	2025	2024
	($ IN THOUSANDS)

Audit Fees (1)	$1,759	$1,544

Audit-Related Fees (2)	—	$30

Tax Fees (3)	—	—

All Other Fees (4)	—	—

Total Fees	$1,759	$1,574

(1)

Fees for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services in connection with securities offerings, registration statements and statutory filings.

(2)	Fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Fees billed for professional services related to tax compliance, tax advice and tax planning.

(4)	Fees for services that are not included in the service categories reported above, primarily transaction related services.

In 2025 and 2024, all Ernst & Young fees were pre-approved by the Audit Committee pursuant to the pre-approval policy described below. After consideration, the Audit Committee has concluded that the provision of non-audit services by Ernst & Young to Wabash is compatible with maintaining the independence of Ernst & Young.

74	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Pre-Approval Policy for Audit and Non-Audit Fees

The Audit Committee has sole authority and responsibility to select, evaluate and, if necessary, replace the independent auditor. The Audit Committee has sole authority to approve all audit engagement fees and terms, and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Company by the Company’s independent auditor. The Audit Committee reviews the status of each engagement at its regularly scheduled meetings. In 2025 and 2024, the Committee pre-approved all services provided by the independent auditor. The independent auditor provides an engagement letter which is signed by the Chair of the Audit Committee, outlining the scope of the audit and related audit fees.

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2025;

•	Discussed with Ernst & Young, our independent auditors for 2025, the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC; and

•

Received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

On the basis of these reviews and discussions, the Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

AUDIT COMMITTEE

Scott K. Sorensen, Chair John G. Boss Sudhanshu Priyadarshi Stuart A. Taylor II

WABASH NATIONAL CORPORATION	2026 Proxy Statement	75

Beneficial Ownership Information

Beneficial Ownership of Common Stock

The following table sets forth certain information as of March 16, 2026 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each NEO (as defined in the Compensation Discussion & Analysis above), and all directors and executive officers as a group:

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)		PERCENT OF CLASS (ROUNDED)

The Vanguard Group
100 Vanguard Boulevard Malvern, Pennsylvania 19355	3,152,701	(2)	7.75%

BlackRock, Inc.
50 Hudson Yards New York, New York 10001	3,067,649	(3)	7.54%

D. E. Shaw & Co., L.P. David E. Shaw 375 Ninth Avenue, 52nd Floor New York, NY 10001	2,593,617	(4)	6.38%

FMR LLC
245 Summer Street Boston, Massachusetts 02210	2,372,387	(5)	5.83%

Therese M. Bassett	46,056	(6)	*

John G. Boss	105,674	(7)	*

Trent J. Broberg	16,225	(8)	*

M. Kristin Glazner	100,359	(9)	*

Patrick J. Keslin	7,994	(10)	*

Larry J. Magee	102,456	(11)	*

Ann D. Murtlow	83,679	(12)	*

Michael N. Pettit	109,097	(13)	*

Sudhanshu Priyadarshi	12,693	(14)	*

Scott K. Sorensen	109,973	(15)	*

Stuart A. Taylor II	47,875	(16)	*

Donald A. Winston	9,624	(17)	*

Brent L. Yeagy	374,451	(18)	*

All of our directors and current executive officers as a group (13 persons)	1,126,156	(19)	2.77%

*	Less than one percent

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to restricted stock units and/or performance stock units are not deemed outstanding by the Company for purposes of reporting on Common Stock outstanding. As such, only those units that will vest within 60 days of March 16, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such units. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 16, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

76	2026 Proxy Statement	WABASH NATIONAL CORPORATION

Beneficial Ownership Information

(2)

Based solely on the Schedule 13G filed July 29, 2025 reflecting holdings as of June 30, 2025 by The Vanguard Group. The Vanguard Group does not have sole voting power with respect to any shares. The Vanguard Group has shared voting power with respect to 56,776 shares, sole dispositive power with respect to 3,052,741 shares, and shared dispositive power with respect to 99,960 shares. None of the Vanguard Group’s subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock.

(3)

Based solely on the Schedule 13G filed January 21, 2026 reflecting holdings as of December 31, 2025 by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 3,025,122 shares and sole dispositive power over 3,067,649 shares. BlackRock, Inc. does not have shared voting power or shared dispositive power with respect to any shares. None of the BlackRock Subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock

(4)

Based solely on the Schedule 13G filed February 17, 2026 reflecting holdings as of December 31, 2025 by D. E. Shaw & Co., L.P and David E. Shaw. D. E. Shaw & Co., L.P. does not have sole voting power or sole dispositive power with respect to any shares. D. E. Shaw & Co., L.P. has shared voting power with respect to 2,527,322 shares and shared dispositive power with respect to 2,593,617 shares. David E. Shaw does not have sole voting power or sole dispositive power with respect to any shares. David E. Shaw has shared voting power with respect to 2,527,322 shares and shared dispositive power with respect to 2,593,617 shares. D. E. Shaw & Co., L.P. may be deemed to beneficially own 2,593,617 shares of Common Stock, composed of (i) 994,393 shares in the name of D. E. Shaw Valence Portfolios, L.L.C., (ii) 619,002 shares in the name of D. E. Shaw Oculus Portfolios, L.L.C., (iii) 13,500 shares in the name of D. E. Shaw Composite Portfolios, L.L.C., and (iv) 966,722 shares under the management of D. E. Shaw Investment Management, L.L.C. David E. Shaw may be deemed to beneficially own 2,593,617 shares of Common Stock, composed of (i) 994,393 shares in the name of D. E. Shaw Valence Portfolios, L.L.C., (ii) 619,002 shares in the name of D. E. Shaw Oculus Portfolios, L.L.C., (iii) 13,500 shares in the name of D. E. Shaw Composite Portfolios, L.L.C., and (iv) 966,722 shares under the management of D. E. Shaw Investment Management, L.L.C. David E. Shaw does not own any shares directly. By virtue of David E. Shaw’s position as President and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of D. E. Shaw & Co., L.P., which in turn is the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., D. E. Shaw Oculus Portfolios, L.L.C., and D. E. Shaw Composite Portfolios, L.L.C. and the managing member of D. E. Shaw Investment Management, L.L.C., and by virtue of David E. Shaw’s position as President and sole shareholder of D. E. Shaw & Co. II, Inc., which is the managing member of D. E. Shaw & Co., L.L.C., which in turn is the manager of D. E. Shaw Valence Portfolios, L.L.C., D. E. Shaw Oculus Portfolios, L.L.C., and D. E. Shaw Composite Portfolios, L.L.C., David E. Shaw may be deemed to have the shared power to vote or direct the vote of 2,527,322 shares and the shared power to dispose or direct the disposition of 2,593,617 shares, the 2,593,617 shares as described above constituting 6.38% of the outstanding shares, and, therefore, David E. Shaw may be deemed to be the beneficial owner of such shares. David E. Shaw disclaims beneficial ownership of such 2,593,617 shares.

(5)

Based solely on the Schedule 13G filed February 5, 2026 reflecting holdings as of December 31, 2025 by FMR LLC. FMR LLC has sole voting power with respect to 2,367,998 shares and sole dispositive power with respect to 2,372,387 shares. FMR LLC does not have shared voting power or shared dispositive power with respect to any shares. None of FMR LLC’s subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock.

(6)	Excludes 15,448 unvested restricted stock units held by Ms. Bassett that will vest more than 60 days after March 16, 2026.

(7)	Excludes 15,448 unvested restricted stock units held by Mr. Boss that will vest more than 60 days after March 16, 2026.

(8)	Excludes 15,448 unvested restricted stock units held by Mr. Broberg that will vest more than 60 days after March 16, 2026.

(9)	Excludes 65,015 unvested restricted stock units held by Ms. Glazner that will vest more than 60 days after March 16, 2026.

(10)	Excludes 51,417 unvested restricted stock units held by Mr. Keslin that will vest more than 60 days after March 16, 2026.

(11)	Excludes 15,448 unvested restricted stock units held by Mr. Magee that will vest more than 60 days after March 16, 2026.

(12)

Through a family estate planning structure, Ms. Murtlow shares voting and investment power on all shares with her spouse (other than with respect to any deferred shares). Excludes 15,448 unvested restricted stock units held by Ms. Murtlow that will vest more than 60 days after March 16, 2026.

(13)	Excludes 103,413 unvested restricted stock units held by Mr. Pettit that will vest more than 60 days after March 16, 2026.

(14)	Excludes 15,448 unvested restricted stock units held by Mr. Priyadarshi that will vest more than 60 days after March 16, 2026.

(15)

Through a family estate planning structure, Mr. Sorensen shares voting and investment power on all reported shares with his spouse (other than with respect to any deferred shares). Excludes 15,448 unvested restricted stock units held by Mr. Sorensen that will vest more than 60 days after March 16, 2026.

(16)	Excludes 15,448 unvested restricted stock units held by Mr. Taylor that will vest more than 60 days after March 16, 2026.

(17)	Excludes 68,727 unvested restricted stock units held by Mr. Winston that will vest more than 60 days after March 16, 2026.

(18)	Excludes 339,944 unvested restricted stock units held by Mr. Yeagy that will vest more than 60 days after March 16, 2026.

(19)	Excludes 752,100 unvested restricted stock units held by all of our directors and current executive officers as a group.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on our review of the copies of such forms furnished to us in 2025 and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements of our directors and executive officers were timely met except that a late Form 3 was filed for each of Mr. Drew Schwartzhoff and Mr. Winston on January 29, 2025 to report initial beneficial ownership, and a late Form 4 was filed for Mr. Winston on May 9, 2025 to report the disposition of shares.

WABASH NATIONAL CORPORATION	2026 Proxy Statement	77

General Information

Availability of Certain Documents

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is posted with this Proxy Statement. You also may obtain additional copies without charge and without the exhibits by writing to: Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905. These documents also are available through our website at www.onewabash.com.

The charters for our Audit, Compensation, Nominating, Corporate Governance and Sustainability, and Finance Committees, as well as our Corporate Governance Guidelines and the Codes, are available on the Governance/Governance Documents page of the Investor Relations section of our website at ir.onewabash.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905.

Communications with the Board of Directors

Stockholders or other interested persons wishing to make known complaints or concerns about our accounting, internal accounting controls or auditing matters, or bring other concerns to the Board or the Audit Committee, or to otherwise communicate with our independent directors as a group or the entire Board, individually or as a group, may do so by sending an email to board@onewabash.com, or by writing to Wabash National Corporation, Attention: General Counsel, 3900 McCarty Lane, Lafayette, Indiana 47905. You may report your concerns anonymously or confidentially.

Stockholder Proposals and Nominations

Stockholder Proposals for Inclusion in 2027 Proxy Statement. To be eligible for inclusion in the proxy statement for our 2027 Annual Meeting, stockholder proposals must be received by the Company’s Corporate Secretary no later than the close of business on December 1, 2026. However, if the date of the 2027 Annual Meeting has changed by more than 30 days from the date of the 2026 Annual Meeting indicated herein, then stockholder proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2027 Annual Meeting. Proposals should be sent to Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905 and follow the procedures required by Rule 14a-8 of the Exchange Act.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2027 Annual Meeting. Under our Bylaws, written notice of stockholder nominations to the Board of Directors and any other business proposed by a stockholder to be brought before an annual meeting that is not included in our proxy statement must be delivered to the Company’s Corporate Secretary no later than the close of business of the 90th day prior nor more than the close of business of the 120th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any stockholder who wishes to have a nomination or other business considered at the 2027 Annual Meeting must deliver a written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company’s Corporate Secretary between the close of business on January 13, 2027 and the close of business on February 12, 2027. However, if the date of the 2027 Annual Meeting is more than 30 days before or after the first anniversary of the 2026 Annual Meeting, any stockholder who wishes to have a nomination or other business considered at the 2027 Annual Meeting must deliver written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company’s Corporate Secretary not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business of the 90th day prior to such Annual Meeting or the tenth day following the public announcement of such Annual Meeting. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote. A nomination or other proposal will be disregarded if it does not

78	2026 Proxy Statement	WABASH NATIONAL CORPORATION

General Information

comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements are separate from the SEC’s requirements to have your proposal included in our proxy materials. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act of 1934 between the close of business on January 13, 2027 and the close of business on February 12, 2027.

Householding of Proxy Materials

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials is called “householding” and this practice saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive separate copies of the proxy materials, now or in the future, should submit a request to the Company by telephone at (765) 771-5310 or by submitting a written request to Wabash National Corporation c/o Director-Investor Relations, 3900 McCarty Lane, Lafayette, IN 47905.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

By Order of the Board of Directors,

M. Kristin Glazner

Senior Vice President, Chief Administrative Officer,

Corporate Secretary

WABASH NATIONAL CORPORATION	2026 Proxy Statement	79

WABASH NATIONAL CORPORATION ATTN: LEGAL/CORPORATE SECRETARY 3900 MCCARTY LANE LAFAYETTE, IN 47905 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WNC2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V85802-P46040 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WABASH NATIONAL CORPORATION The Board of Directors recommends you vote “FOR” the following: 1. To elect nine members of the Board of Directors from the nominees named in the accompanying proxy statement; 1a. Therese M. Bassett 1b. John G. Boss 1c. Trent J. Broberg 1d. Larry J. Magee 1e. Ann D. Murtlow 1f. Sudhanshu Priyadarshi 1g. Scott K. Sorensen 1h. Stuart A. Taylor II 1i. Brent L. Yeagy For Against Abstain The Board of Directors recommends you vote “FOR” proposals 2 and 3. For Against Abstain 2. 3. To approve, on an advisory basis, the compensation of our named executive officers; and To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2026. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

WABASH NATIONAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 13, 2026 10:00 A.M., Eastern Time Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Proxy Statement and 10-K are available at www.proxyvote.com. WABASH NATIONAL CORPORATION Annual Meeting of Stockholders May 13, 2026 10:00 A.M., Eastern Time This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 13, 2026 to be held virtually at www.virtualshareholdermeeting.com/WNC2026. The shares of stock you hold in the account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2 and 3. By signing the proxy, you revoke all prior proxies and appoints Larry J. Magee and Therese M. Bassett, and each of them with full power of substitution, to vote these shares on the matters shown on the reverse side and any othe0 r matters which may come before the Annual Meeting and all adjournments. Continued and to be signed on reverse side V85803-P46040 85803-P46040